United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant               ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement                                              ☐ Soliciting Material Under Rule 14a-12
☐ Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials

MFA Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2010

To the Stockholders of MFA Financial, Inc.:

The 2010 Annual Meeting of Stockholders (the "Annual Meeting") of MFA Financial, Inc., a Maryland corporation ("MFA" or the "Company"), will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 20, 2010, at 10:00 a.m., New York City time, for the following purposes:

(1)	To elect three directors to serve on MFA's Board of Directors (the "Board") until MFA's 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

(2)
To amend and restate MFA's Amended and Restated 2004 Equity Compensation Plan by replacing it with the 2010 Equity Compensation Plan, which will increase the number of shares of common stock available for grant by MFA under the plan to 20,000,000 and makes certain other changes as described in the enclosed proxy statement;

(3)	To ratify the appointment of Ernst & Young LLP as MFA's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The close of business on March 23, 2010 has been fixed by the Board as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

We hope that all stockholders who can do so will attend the Annual Meeting in person.  Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to MFA by using our dedicated internet voting website, our toll-free telephone number or, if you prefer, the mail.  By submitting your proxy voting instructions promptly, either by internet, telephone or mail, you can help MFA avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting.  If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

In order to submit proxy voting instructions prior to the Annual Meeting, you have the option of authorizing your proxy (a) through the internet at www.proxyvote.com and following the instructions described on the notice of access card previously mailed to you or on your proxy card, (b) by toll-free telephone at 1-800-690-6903 and following the instructions described on the notice of access card previously mailed to you or on your proxy card or (c) by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided.

Your proxy is being solicited by the Board.  The Board recommends that you vote in favor of the proposed items.

By Order of the Board

Timothy W. Korth
General Counsel, Senior Vice President and Corporate Secretary

New York, New York
April 6, 2010

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2010

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of MFA Financial, Inc., a Maryland corporation ("MFA," the "Company," "we," "our" or "us"), for use at MFA's 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 20, 2010, at 10:00 a.m., New York City time, or at any postponements or adjournments thereof.

In order to submit proxy voting instructions prior to the Annual Meeting, stockholders have the option to authorize their proxy by internet, telephone or mail.  Stockholders are requested to vote their shares of our common stock, par value $0.01 per share (the "Common Stock"), by proxy at the Annual Meeting by using the dedicated internet voting website or toll-free telephone number provided for this purpose.  Alternatively, stockholders may authorize their proxy by completing, signing and dating their proxy card and returning it in the postage-prepaid envelope provided.  Specific instructions regarding the internet and telephone voting options are described on the notice of access card previously mailed to you and on your proxy card.  Stockholders who authorize their proxy by using the internet or telephone voting options do not need to also return a proxy card.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies.  Any stockholder submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, (ii) submitting a later dated proxy or (iii) voting in person at the Annual Meeting.  Attending the Annual Meeting will not automatically revoke a stockholder's previously submitted proxy unless such stockholder votes in person at the Annual Meeting.  If a proxy is properly completed, submitted without specifying any instructions thereon and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the three directors to serve on the Board until our 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify, FOR the amendment and restatement of our Amended and Restated 2004 Equity Compensation Plan (the "2004 Equity Compensation Plan") by replacing it with the 2010 Equity Compensation Plan (the "2010 Equity Compensation Plan"), which will increase the number of shares of Common Stock available for grant by us to 20,000,000 and makes certain other changes as described in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.  As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being sent and made available to stockholders on or about April 6, 2010.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2009, including financial statements audited by Ernst & Young LLP, our independent registered public accounting firm, and their report thereon, dated February 11, 2010.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to one vote for each share of Common Stock held of record at the close of business on March 23, 2010 (the "Record Date") with respect to (i) the election of the three directors to serve on the Board until our 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) the amendment and restatement of the 2004 Equity Compensation Plan by replacing it with the 2010 Equity Compensation Plan,

(iii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010 and (iv) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.  Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.  A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.  Under a rule amendment adopted by the New York Stock Exchange (the "NYSE") for stockholder meetings held on or after January 1, 2010, brokers are no longer allowed to vote shares held in their clients' accounts on uncontested elections of directors unless the client (as beneficial owner) has provided voting instructions.  Similarly, brokers do not have discretionary voting authority with respect to the proposal to approve the 2010 Equity Compensation Plan.  The ratification of the appointment of our independent registered public accounting firm is, however, a proposal for which brokers do have discretionary voting authority.  Abstentions and broker non-votes, if any, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP.  For purposes of the vote to approve the 2010 Equity Compensation Plan, which amends and restates the 2004 Equity Compensation Plan, abstentions and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal casts votes, in which event broker non-votes will have no effect on the result of the vote.

The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum.  The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes:  (i) for the election of directors, a plurality of all the votes cast at the Annual Meeting, (ii) for the amendment and restatement of the 2004 Equity Compensation Plan by replacing it with the 2010 Equity Compensation Plan, a majority of all the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, and (iii)  for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal.

As of the Record Date, we had issued and outstanding 280,759,597 shares of Common Stock.

1. ELECTION OF DIRECTORS

Board of Directors

In accordance with our Charter and Bylaws, the Board is currently comprised of nine directors, Stewart Zimmerman, Stephen R. Blank, James A. Brodsky, Edison C. Buchanan, Michael L. Dahir, William S. Gorin, Alan L. Gosule, Robin Josephs and George H. Krauss, and is divided into three classes, with Messrs. Blank, Buchanan and Gorin constituting the Class I directors, Messrs. Dahir and Krauss and Ms. Josephs constituting the Class II directors and Messrs. Zimmerman, Brodsky and Gosule constituting the Class III directors.  One class of directors is elected at each annual meeting of our stockholders for a term of three years.  Each director holds office until his successor has been duly elected and qualified or the director's earlier resignation, death or removal.  The term of the Board's Class III directors expires at the Annual Meeting.  The terms of the other two classes of directors expire at MFA's 2011 Annual Meeting of Stockholders (Class I directors) and MFA's 2012 Annual Meeting of Stockholders (Class II directors).

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Messrs. Zimmerman, Brodsky and Gosule have been nominated by the Board to stand for re-election as Class III directors by the stockholders at the Annual Meeting to serve until our 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify.  It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the re-election of Messrs. Zimmerman, Brodsky and Gosule as Class III directors, unless otherwise instructed.  If the candidacy of Messrs. Zimmerman, Brodsky and Gosule should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by the Board.  The Board has no reason to believe that, if re-elected, Messrs. Zimmerman, Brodsky and Gosule will be unable or unwilling to serve as Class III directors.

The Board has determined that all of our current directors are qualified to serve as directors of the Company.  The biographies of each of the Board's nominees standing for re-election and our continuing directors set forth below contain information regarding each person's service as a director, business experience and education, director positions held currently or at any time during the last five years, information regarding certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board and its Nominating and Corporate Governance Committee to determine that the person should serve as a director on the Board in 2010.  In addition to the specific information set forth in these biographies, each of our directors also possess the tangible and intangible attributes and skills which we believe are necessary to be an effective director on the Board, including experience at senior levels in areas of expertise relevant and beneficial to our business and industry, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity we expect of directors of the Company.

Nominees for Re-Election as Class III Directors

The following information is furnished regarding the nominees for re-election as Class III directors by the holders of Common Stock.

Stewart Zimmerman, 65, has served as our Chief Executive Officer and as a director since 1997 and was appointed Chairman of the Board in 2003.  From 1997 through June 2008, Mr. Zimmerman also served as our President.  From 1989 through 1997, he initially served as a consultant to The America First Companies and became Executive Vice President of America First Companies, L.L.C. ("America First").  During this time, he held the following positions:  President and Chief Operating Officer of America First REIT, Inc. and President of several America First mortgage funds, including America First Participating/Preferred Equity Mortgage Fund, America First PREP Fund 2, America First PREP Fund II Pension Series Limited Partnership, Capital Source L.P., Capital Source II L.P., America First Tax Exempt Mortgage Fund Limited Partnership and America First Tax Exempt Fund 2 Limited Partnership.  Prior to 1989, Mr. Zimmerman held various positions with other financial-related companies, including Security Pacific Merchant Bank, EF Hutton & Company, Inc., Lehman Brothers, Bankers Trust Company and Zenith Mortgage Company.  Mr. Zimmerman is a graduate of Michigan State University.

We believe that Mr. Zimmerman's qualifications to serve on the Board include his position as our Chief Executive Officer, including his responsibility for day-to-day operations of the Company, his extensive knowledge of mortgage-backed securities and the fixed income, mortgage banking and specialty finance industries and his substantial knowledge of our business operations, corporate culture and investment strategies.

James A. Brodsky, 64, has served as a director of MFA since 2004.  Mr. Brodsky is a partner in, and a founding member of, the law firm of Weiner Brodsky Sidman Kider PC in Washington, D.C. and has practiced law with that firm and its predecessor since 1977.  Mr. Brodsky provides legal advice and business counsel to publicly traded and privately held national and regional residential mortgage lenders on secondary mortgage market transactions (including those involving Fannie Mae, Freddie Mac and Ginnie Mae), mergers and acquisitions, asset purchases and sales, mortgage compliance issues, and strategic business initiatives.  Prior to 1977, Mr. Brodsky was a Deputy Assistant Secretary with the U.S. Department of Housing and Urban Development.  He currently serves as general counsel of the National Reverse Mortgage Lenders Association and is Co-Founder and Chairman of the Open Door Housing Fund (a revolving fund resource for the preservation and re-development of affordable housing in the Washington, D.C. area).  Mr. Brodsky is a graduate of Cornell University and received a Juris Doctorate degree from Georgetown University and a Masters of Science in Electrical Engineering from Columbia University.

We believe that Mr. Brodsky's qualifications to serve on the Board include his significant experience as a lawyer and founding member of a national law firm specializing in residential mortgage finance, his extensive knowledge of the origination and servicing of, and the regulatory aspects relating to, residential mortgage loans, his experience with the federal executive branch agencies that regulate and directly affect the residential mortgage sector and his general experience with corporate governance, finance and other related matters.

Alan L. Gosule, 69, has served as a director of MFA since 2001.  Mr. Gosule is a partner in the law firm of Clifford Chance US LLP ("Clifford Chance") in New York, New York and has practiced law with such firm and its predecessor since 1991.  From 2002 to August 2005, he served as the Regional Head of Clifford Chance's Real Estate Department for the Americas and, prior to 2002, was the Regional Head of such firm's Tax, Pension and Employment Department for the Americas.  Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of such firm's Management Committee and the Chairman of the Tax Department.  Mr. Gosule currently serves as a member of the board of directors of Home Properties, Inc., where he is a member of the audit and corporate governance/nominating committees, F.L. Putnam Investment Management Company and Pioneer Natural Resources GP LLC, the general partner of Pioneer Southwest Energy Partners L.P., and as a member of the board of trustees of the Ursuline Academy.  Mr. Gosule is a graduate of Boston University and received a Juris Doctorate degree from Boston University Law School and an LLM in Taxation from Georgetown Law School.

We believe that Mr. Gosule's qualifications to serve on the Board include his significant experience as a lawyer and partner of a major international law firm, his extensive knowledge of tax law and related matters, including real estate investment trusts, and his considerable experience in advising, and his service on the boards and committees of, other public and private companies.

The Board recommends a vote FOR the re-election of Messrs. Zimmerman, Brodsky and Gosule as Class III directors.  Proxies solicited by the Board will be voted FOR Messrs. Zimmerman, Brodsky and Gosule, unless otherwise instructed.

Continuing Class I Directors

The following information is furnished regarding our Class I directors (who will continue to serve on the Board until our 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify).

Stephen R. Blank, 64, has served as a director of MFA since 2002.  Since 1998, Mr. Blank has been a Senior Resident Fellow, Finance, at the Urban Land Institute ("ULI"), a non-profit education and research institute which studies land use and real estate development policy.  Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director – Real Estate Investment Banking of CIBC Oppenheimer Corp.  From 1989 to 1993, Mr. Blank was Managing Director of the Real Estate Corporate Finance Department of Cushman & Wakefield, Inc.  From 1979 to 1989, Mr. Blank served as Managing Director – Real Estate Investment Banking of Kidder, Peabody & Co.  From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group.  Mr. Blank currently serves as a member of the board of directors of Home Properties, Inc., where he is a member of the audit and compensation committees, and as Chairman of the board of trustees of Ramco-Gershenson Properties Trust, where he is Chairman of the audit committee and a member of the compensation committee.  From May 1999 to February 2007, Mr. Blank was a member of the board of directors of BNP Residential Trust, Inc.  Mr. Blank is a graduate of Syracuse University and received a Masters of Business Administration degree in Finance from Adelphi University.

We believe that Mr. Blank's qualifications to serve on the Board include his extensive knowledge of the real estate industry as evidenced by his position at ULI, his experience in the investment banking industry, including his expertise in public and private real estate finance, and his substantial service on the boards and committees of other public and private companies.

Edison C. Buchanan, 55, has served as a director of MFA since 2004.  Since 2001, Mr. Buchanan has been Corporate Advisor at The Trust for Public Land, a non-profit land conservation organization.  In 2000, Mr. Buchanan served as Managing Director and Head of the Domestic Real Estate Investment Banking Group of Credit Suisse First Boston.  From 1997 to 2000, he was a Managing Director in the Real Estate Investment Banking Group at Morgan Stanley.  From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division at Dean Witter Reynolds, Inc.  Mr. Buchanan currently serves as a member of the board of directors of Pioneer Natural Resources Company, where he is Chairman of the compensation and development committee and a member of the nominating and corporate governance committee, and as Chairman of the board of directors of The Commonweal Conservancy.  Mr. Buchanan is a graduate of Tulane University and received a Masters in Business Administration degree from Columbia University.

We believe that Mr. Buchanan's qualifications to serve on the Board include his extensive experience in the investment banking industry, including his expertise in public and private real estate finance, his considerable experience in capital markets, financial and other related matters and his service on the boards and committees of other public companies.

William S. Gorin, 51, has served as a director of MFA since March 2010.  Mr. Gorin has also served as our President since June 2008 and as our Chief Financial Officer since 2001.  From 1997 until June 2008, he also served as our Executive Vice President.  From 1998 to 2001, Mr. Gorin served as our Executive Vice President and Secretary.  From 1989 to 1997, he held various positions with PaineWebber Incorporated/Kidder, Peabody & Co. Incorporated, serving as a First Vice President in the Research Department.  Prior to that position, Mr. Gorin was Senior Vice President in the Special Products Group.  From 1982 to 1988, Mr. Gorin was employed by Shearson Lehman Hutton, Inc./E.F. Hutton & Company Inc. in various positions in corporate finance and direct investments.  Mr. Gorin is a graduate of Brandeis University and received a Masters of Business Administration degree from Stanford University.

We believe that Mr. Gorin's qualifications to serve on the Board include his position as our President and Chief Financial Officer, his extensive knowledge of mortgage-backed securities and capital markets, his substantial knowledge of our business operations and investment strategies and his overall experience in the investment banking industry, including his expertise in corporate finance.

Continuing Class II Directors

The following information is furnished regarding our Class II directors (who will continue to serve on the Board until our 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify).

Michael L. Dahir, 61, has served as a director of MFA since 1998.  Since 1988, Mr. Dahir has been the Chairman and Chief Executive Officer of Omaha State Bank in Omaha, Nebraska.  From 1974 to 1988, Mr. Dahir held various positions with Omaha National Bank, including Senior Vice President and head of the Commercial Banking Services division, and was also Senior Vice President and Chief Financial Officer of the bank's parent company, FirsTier Holding Company.  Mr. Dahir is a non-practicing certified public accountant.  Mr. Dahir is Chairman of the Jesuit Partnership Council of Omaha, serves on the board and executive committee of Catholic Charities and is a member of the board of directors of Legatus International.  Mr. Dahir is a graduate of Creighton University.

We believe that Mr. Dahir's qualifications to serve on the Board include his considerable experience in banking and financial matters, including his current position as Chairman and Chief Executive Officer of Omaha State Bank and his past position as Senior Vice President and Chief Financial Officer of a publicly-traded bank, his experience as a certified public accountant and his significant exposure to our business and industry through length of service on the Board.

George H. Krauss, 68, has served as a director of MFA since 1997.  Mr. Krauss has been a consultant to The Burlington Capital Group, LLC ("Burlington") since 1997.  From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP, serving as such firm's managing partner from 1983 to 1993, and, from 1997 to 2006, was Of Counsel to such firm.  Mr. Krauss currently serves as a member of the board of directors of infoGROUP, Inc., where he is Chairman of the nominating and corporate governance committee and a member of the compensation committee, and as a member of the board of managers of Burlington, which is the general partner of America First Tax Exempt Investors, LP.  Mr. Krauss was a member of the boards of directors of Gateway, Inc., from 1991 to October 2007, West Corporation, from January 2001 to October 2006, and America First Apartment Investors, Inc., from January 2003 to September 2007.  Mr. Krauss is a graduate of, and received a Juris Doctorate degree and a Masters in Business Administration degree from, the University of Nebraska.

We believe that Mr. Krauss' qualifications to serve on the Board include his significant experience as a managing partner of a major law firm, his substantial service on the boards and committees of other public and private companies, his considerable legal and business experience in corporate, mergers and acquisitions and regulatory matters and his significant exposure to our business and industry through length of service on the Board.

Robin Josephs, 50, has served as a director of MFA since January 2010.  From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments.  From 1986 to 1996, Ms. Josephs was a senior executive with Goldman Sachs & Co. serving in the real estate group of the investment banking division and, later, in the equity capital markets division.  Ms. Josephs currently serves as a member of the board of directors of iStar Financial, where she is lead director and serves as a member of the audit, compensation and nominating and governance committees, and Plum Creek Timber Company, Inc., where she serves on the audit and compensation committees.  From January 2005 to December 2005, Ms. Josephs was a member of the board of directors of Instinet Group Incorporated.  Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation and the Tourette Syndrome Association.  Ms. Josephs is a graduate of The Wharton School of the University of Pennsylvania and received a Masters in Business Administration degree from Columbia University.

We believe that Ms. Joseph's qualifications to serve on the Board include her significant knowledge of the specialty finance and real estate industries, her extensive experience in the investment banking industry, including her expertise in public and private real estate finance and equity capital markets, her substantial service on the boards and committees of other public and private companies and her experience with corporate governance, finance and other related matters.

In accordance with our Charter, vacancies occurring on the Board as a result of (i) the removal from office, resignation or death of a director and (ii) an increase in the number of directors serving on the Board may be filled only by a majority of the remaining directors in office.

There is no familial relationship among any of the members of our Board or executive officers, except that William S. Gorin, our President and Chief Financial Officer and a director, and Ronald A. Freydberg, our Executive Vice President and Chief Investment and Administrative Officer, are brothers-in-law.

2. APPROVAL OF THE 2010 EQUITY COMPENSATION PLAN

We are asking our stockholders to approve the 2010 Equity Compensation Plan, which amends and restates the 2004 Equity Compensation Plan to, among other things, increase the number of authorized shares of Common Stock reserved for issuance under the plan to 20,000,000 shares and extend the term of the plan to May 20, 2020.  The 2010 Equity Compensation Plan is intended to promote our long-term growth and profitability by providing us with the tools to remain competitive in attracting, motivating and retaining highly qualified and skilled employees that are essential to our long-term success.

The Board strongly believes that it is essential to our continued success to increase the number of shares of Common Stock reserved for issuance to 20,000,000 shares under the 2010 Equity Compensation Plan.  As compared to the 2004 Equity Compensation Plan, the 2010 Equity Compensation Plan increases the number of shares of Common Stock available for grant by MFA from 3,500,000 shares to 20,000,000 shares in the aggregate, which increase of 16,500,000 shares represents approximately 5.9% of our outstanding shares of Common Stock as of the Record Date.  The Board believes that equity compensation is a very effective retention tool that provides incentive, rewards performance and aligns the interests of our stockholders with those of our employees, officers and directors.  The Board believes that the increased number of shares available for issuance under the 2010 Equity Compensation Plan will allow us to continue awarding equity-based compensation, which is an increasingly important component of our overall compensation program, and represents a reasonable amount of potential equity dilution over the stated 10-year term of the plan.

The 2010 Equity Compensation Plan was adopted by the Board, upon the recommendation of the Compensation Committee of the Board, on March 4, 2010, subject to stockholder approval at the Annual Meeting.  Stockholder approval of the 2010 Equity Compensation Plan will enable us to compete effectively in the competitive market for talent.  The closing sales price of our Common Stock on March 23, 2010 as reported on the NYSE was $7.30.  If the 2010 Equity Compensation Plan is not approved at the Annual Meeting by our stockholders, no awards will be made under this plan.

The following is a summary of the principal features of the 2010 Equity Compensation Plan.  The summary, however, does not purport to be a complete description of all the provisions of the 2010 Equity Compensation Plan and is subject in all respects to the actual plan document, a copy of which is attached hereto as Appendix A.

Summary of the 2010 Equity Compensation Plan

Purpose.  The 2010 Equity Compensation Plan is intended to provide incentives to key employees, officers, directors and others expected to provide significant services to MFA and any of its subsidiaries which, with the consent of the Board, participates in the 2010 Equity Compensation Plan (the "Participating Companies"), including the employees, officers and directors of the Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Participating Companies, to attract new employees and to provide additional incentives to others to increase their efforts in providing significant services to the Company and the other Participating Companies.

Administration.  The 2010 Equity Compensation Plan will be administered by the Compensation Committee of the Board, which, in accordance with the terms thereunder, shall consist solely of persons who are, at the time of their appointment, "non-employee directors" under Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to the extent that relief is sought under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), "outside directors" under the rules under Section 162(m) of the Code, or, if no such committee exists, by the Board.  References below to the Compensation Committee include a reference to the Board for any periods in which the Board is administering the 2010 Equity Compensation Plan.  The acts of a majority of the members present at any meeting of the Compensation Committee at which a quorum is present, or acts approved in writing by the entire committee, shall be the acts of the Compensation Committee for purposes of the 2010 Equity Compensation Plan.

The Compensation Committee generally has the full authority to administer and interpret the 2010 Equity Compensation Plan, to authorize the granting of awards, to determine the eligibility of an employee, director or other eligible person to receive an award, to determine the number of shares of Common Stock to be covered by each award, to determine the terms, provisions and conditions of each award and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2010 Equity Compensation Plan or the administration or interpretation thereof.

Eligibility and Types of Awards – General.  Eligibility for awards under the 2010 Equity Compensation Plan will be determined by the Compensation Committee.  Directors, officers and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to the Participating Companies are eligible to be granted stock options ("Options"), restricted stock, phantom shares (also referred to as restricted stock units), dividend equivalent rights ("DERs") and other stock-based awards under the 2010 Equity Compensation Plan.

Available Shares.  Subject to adjustment upon certain corporate transactions or events, a maximum of 20,000,000 shares of Common Stock may be granted under the 2010 Equity Compensation Plan (all of which may be issued as Options).  In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive Options for more than 1,500,000 shares, or awards other than Options of more than 1,500,000 shares, of Common Stock in any one year under the 2010 Equity Compensation Plan.  As of the date of this Proxy Statement, an aggregate of 2,462,273 shares of Common Stock have been issued or are subject to outstanding awards under the 2010 Equity Compensation Plan by virtue of having been issued or subject to outstanding awards under the 2004 Equity Compensation Plan.  Shares of Common Stock that have been the subject of grants of restricted stock, phantom shares or Options that have been forfeited or that expire or terminate without having been exercised or paid, as the case may be, will not count towards the 20,000,000 share limitation and will be available for issuance under the 2010 Equity Compensation Plan.  In addition, no award may be granted under the 2010 Equity Compensation Plan to any person who, assuming exercise of all Options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock.  Unless the 2010 Equity Compensation Plan is previously terminated by the Board, new awards may be granted under the 2010 Equity Compensation Plan until the tenth anniversary of the date that such plan was approved by the Company's stockholders.

Stock Options.  The terms of specific Options, including whether Options shall constitute "incentive stock options" for purposes of Section 422(b) of the Code ("ISOs"), shall be determined by the Compensation Committee.  The exercise price of an Option shall be determined by the Compensation Committee and reflected in the applicable award agreement.  The exercise price of ISOs may not be lower than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock on the date of grant.  The exercise price for any other Option so issued shall not be less than the fair market value on the date of grant.  Each Option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder).  Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.  Subject to the provisions of the applicable award agreement, (i) upon a termination of a participant's employment or other service by the Participating Company for any reason other than death, retirement or disability, a participant shall have the right, subject to certain restrictions, to exercise his or her Option at any time within three months after such termination to the extent that such Option had vested at the date of termination; provided, however, that if the participant dies while employed by the Participating Company or within three months after such a termination, his or her Option may be exercised, to the extent that it had vested at the date of death, within 12 months after such death, (ii) upon a termination of employment or other service by the Participating Company for cause or by the participant for any reason other than death, retirement or disability, any Options that are not exercised in full prior to such termination shall be cancelled and (iii) upon a termination of employment or other service for disability or retirement, a participant may exercise his or her Option within 24 months after such termination to the extent that such Option had vested at the date of termination.

Each member of the Compensation Committee shall automatically be granted non-qualified stock options ("NQSOs") to purchase shares of Common Stock and DERs upon the date such person is initially appointed to the Compensation Committee.  This amount of NQSOs and DERs shall be determined under the 2010 Equity Compensation Plan from time to time.  Currently, members of the Compensation Committee are granted NQSOs to purchase 5,000 shares of Common Stock and 1,250 DERs upon appointment to the Compensation Committee.  Each Option granted to a Compensation Committee member shall become exercisable commencing one year after the date of issuance (unless otherwise provided in the applicable award agreement) and shall expire 10 years thereafter.

Restricted Stock.  The Compensation Committee shall have authority to award shares of restricted stock to eligible persons.  Restricted stock will vest over such periods as the Compensation Committee shall determine at the time of grant and provide in the applicable award agreement.  The Compensation Committee may impose other conditions on the award of restricted stock.  Restricted stock will be subject to such restrictions as the Compensation Committee shall determine, including restrictions on sale, transfer or other alienation.

Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement, disability or by the Participating Company for any reason other than cause during the applicable restriction period, all restrictions on restricted stock granted to the applicable participant will immediately lapse.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to the Company.

Phantom Shares.  The Compensation Committee shall have the authority to award phantom shares to eligible persons.  The Compensation Committee may provide that any phantom share will expire at the end of a specified term and may impose conditions on the award of phantom shares.  Phantom shares (also referred to as restricted share units) will vest over such periods as the Compensation Committee shall determine at the time of grant and provide in the applicable award agreement.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by the Participating Company for cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant shall be forfeited and cease to be outstanding.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement, disability or by the Participating Company for any reason other than cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant will immediately become vested.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable vesting period, all outstanding phantom shares granted to the applicable participant, to the extent that they are not vested, shall be forfeited and cease to be outstanding.  The Compensation Committee may, in its discretion, permit a participant to elect to receive as settlement of the phantom shares installments over a period not to exceed 10 years.  In addition, the Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.  Unless otherwise provided by the Compensation Committee, a phantom share will generally be settled on vesting by the transfer by the Company of a share of Common Stock to the participant.

Dividend Equivalent Rights.  A DER is a right to receive, as specified by the Compensation Committee at the time of grant, an amount equal to the dividend distributions paid on a share of Common Stock.  DERs will be exercisable separately or together with awards under the 2010 Equity Compensation Plan, and paid in cash or other consideration at such times, and in accordance with such rules, as the Compensation Committee shall determine in its discretion.

Other Stock-Based Awards.  The 2010 Equity Compensation Plan authorizes the Board to grant other awards based upon the Common Stock (including the grant of securities convertible into Common Stock and the grant of shares based upon certain conditions), subject to terms and conditions established by the Board at the time of grant.

Performance-Based Awards.  The Compensation Committee may provide that the grant or vesting of awards under the 2010 Equity Compensation Plan be made subject to the achievement of performance goals set by the Compensation Committee in accordance with the 2010 Equity Compensation Plan in a timely fashion.  In establishing the applicable goals, the Compensation Committee is authorized to choose from the following business criteria: (i) pre-tax income, (ii) after-tax income, (iii) net income, (iv) operating income, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cash and/or funds available for distribution, (x) appreciation in the fair market value of the Common Stock, (xi) return on investment, (xii) total return to the Company's stockholders, (xiii) net earnings growth, (xiv) stock appreciation, (xv) related return ratios, (xvi) increase in revenues, (xvii) the Company's published ranking against its peer group of real estate investment trusts based on total stockholder return, (xviii) net earnings, (xix) changes (or the absence of changes) in the per share or aggregate market price of the Common Stock, (xx) number of securities sold, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period, and (xxii) total revenue growth.  To the extent permitted by Section 162(m) of the Code, unless the Compensation Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Compensation Committee may provide for objectively determinable adjustments, as determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to any of the business criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principles under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

Recapitalization and Changes of Control.  If the Company shall be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of the assets or stock of the Company or a similar transaction, or upon certain changes in capital structure and other similar events, the Compensation Committee shall make related adjustments in its discretion to (i) outstanding awards to maintain the participants' rights under the 2010 Equity Compensation Plan and (ii) various plan provisions (including, without limitation, to the number and kind of shares available under the plan). Upon the occurrence of a change in control of the Company, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate, provided that such adjustments do not have a substantial adverse economic impact on the participant.

Amendment and Termination.  The Board may, from time to time, with respect to any shares at the time not issued, suspend, revise, amend or discontinue the 2010 Equity Compensation Plan.  The Board may amend the 2010 Equity Compensation Plan as it shall deem advisable, except that no amendment may adversely affect a participant with respect to outstanding grants without the participant's consent unless such amendments are in connection with compliance with applicable laws.  The Board may not make any amendment in the 2010 Equity Compensation Plan that would, if such amendment were not approved by the Company's stockholders, cause the 2010 Equity Compensation Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the requisite stockholders' approval is obtained.

Material U.S. Federal Income Tax Consequences of the 2010 Equity Compensation Plan

The following tax discussion is a general description of certain expected federal income tax results under current law.  No attempt has been made to address state, local or other federal tax consequences, and such consequences could differ from those discussed below.  All affected individuals should consult their own tax advisors if they wish any further details or have other questions.

Non-Qualified Stock Options.  No income will be recognized by an Option holder at the time of grant or vesting of an NQSO.  Ordinary income will generally be recognized by an Option holder at the time an NQSO is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price.  The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the Option holder with respect to the NQSO.  Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of an NQSO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved.  The tax basis of the shares acquired upon the exercise of any NQSO will be equal to the sum of the exercise price of the NQSO and the amount included in income with respect to the NQSO.  Special tax rules may apply if exercise of the Option is permitted other than by cash payment of the exercise price.

Incentive Stock Options.  In general, neither the grant, the vesting nor the exercise of an ISO will result in taxable income to an Option holder or a deduction for the Company.  To receive special tax treatment as an ISO under Section 422 of the Code for the shares acquired upon exercise of an ISO, an Option holder must neither dispose of the shares within two years after the ISO is granted nor within one year after the transfer of the shares to the Option holder pursuant to exercise of the Option.  In addition, the Option holder must be an employee of the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the Option.  Special rules apply in the case of the death of the Option holder.  ISO treatment under the Code generally allows the sale of Common Stock received upon the exercise of an ISO to result in any gain being treated as a capital gain to the Option holder, but the Company will not be entitled to a tax deduction.  The exercise of an ISO (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the Option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of the exercise of the Option over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income and included in the Option holder's taxable income.  This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise.  (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.)  The Company will generally be entitled to a deduction equal to the amount of such gain included by an Option holder as ordinary income.  Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain due to the fact that the holding period rules noted above were not satisfied.  Special tax rules may apply if exercise of the Option is permitted other than by cash payment of the exercise price.

Restricted Stock.  Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock.  Restricted stock is subject to tax at ordinary income tax rates when it is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk).  Generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the Common Stock at that time and the amount, if any, paid by the holder for the restricted stock.  Subsequently realized changes in the value of the Common Stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares.  In general, if a holder makes an 83(b) election (under Section 83(b) of the Code) within 30 days of the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the Common Stock were (A) not subject to a substantial risk of forfeiture, or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock.  If an 83(b) election is made, (i) there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment and (ii) in the event of a forfeiture, the holder will generally not be entitled to a deduction or other tax loss in respect of amounts previously included in taxable income by virtue of the election.

Phantom Shares.  The phantom shares have been designed with the intention that there will be no ordinary income tax consequences as a result of the granting of a phantom share until the actual transfer is made with respect to the phantom share.  When the actual stock is transferred, the participant generally will recognize ordinary income, and the Company will generally be entitled to a deduction, equal to the fair market value of the Common Stock and cash, as applicable, received upon settlement.

Dividend Equivalent Rights.  There generally will be no tax consequences as a result of the award of a DER.  When payment is made, the holder of the DER generally will recognize dividend income taxed at ordinary income rates, and the Company will be entitled to a deduction, equal to the amount received in respect of the DER.

Securities Exchange Act of 1934.  Additional special tax rules may apply to participants in the 2010 Equity Compensation Plan who are subject to the rules set forth in Section 16 of the Exchange Act.

The Board recommends a vote FOR the approval of the 2010 Equity Compensation Plan.  Proxies solicited by the Board will be voted FOR this approval, unless otherwise instructed.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Ernst & Young LLP has audited our financial statements since the 2003 fiscal year.  The Board is requesting that our stockholders ratify the appointment of Ernst & Young LLP.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm.  However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  In the event that ratification of this appointment of our independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for the fiscal years ended December 31, 2009 and 2008.

	Fiscal Year Ended December 31,
	2009	2008
Audit Fees (1)	$719,026	$817,986
Audit-Related Fees (2)	—	—
Tax Fees (3)	12,700	23,400
All Other Fees (4)	10,000	85,000
Total	$741,726	$926,386

(1)
2009 and 2008 Audit Fees include:  (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; and (iii) comfort letters, consents and other services related to Securities and Exchange Commission ("SEC") and other regulatory filings and communications.  Audit Fees for 2009 and 2008 also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	There were no Audit-Related Fees incurred in 2009 or 2008.

(3)	2009 and 2008 Tax Fees include tax compliance, tax planning, tax advisory and related tax services.

(4)
2009 and 2008 All Other Fees include Ernst & Young LLP's audit and consents and other services related to SEC and other regulatory filings for MFResidential Investments, Inc., a wholly-owned subsidiary of MFA.  Except as described in the previous sentence, there were no other professional services rendered by Ernst & Young LLP in 2009 or 2008.

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.  Proxies solicited by the Board will be voted FOR this ratification, unless otherwise instructed.

BOARD AND COMMITTEE MATTERS

Board of Directors

The Board is responsible for overseeing our affairs.  The Board conducts its business through meetings and actions taken by written consent in lieu of meetings.  During the year ended December 31, 2009, the Board held five meetings and acted 10 times by written consent in lieu of a meeting.  Each of our directors attended at least 75% of the meetings of the Board and of the Board's committees on which they served during 2009.  All directors then serving on the Board attended our 2009 Annual Meeting of Stockholders.  During 2010, the Board expanded its size from seven to eight directors in January and then from eight to nine directors in March and, in connection with these expansions, appointed Robin Josephs as a Class II director, effective January 4, 2010, and William S. Gorin as a Class I director, effective March 4, 2010, to fill the resulting vacancies.  The Board's policy, as set forth in our Corporate Governance Guidelines (the "Guidelines"), is to encourage and promote the attendance by each director at all scheduled meetings of the Board and all meetings of our stockholders.

Committees of the Board

The Board has four standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Capital Advisory Committee.

Audit Committee.  Stephen R. Blank (Chairman), Edison C. Buchanan, Michael L. Dahir and Robin Josephs are currently the members of the Audit Committee.  The Board has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of audit committee members, the Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee.  The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see "Election of Directors" in this Proxy Statement for a description of their respective backgrounds and experience), that Messrs. Blank and Dahir and Ms. Josephs qualify as "audit committee financial experts" for purposes of, and as defined by, SEC rules and have the requisite accounting or related financial management expertise required by the NYSE listing standards.  In addition, the Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.  The Audit Committee, which met eight times during 2009, is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements.  In accordance with its written charter, the Audit Committee has a policy requiring that the terms of all auditing and non-auditing services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee.  The Audit Committee also reviews and evaluates the scope of all non-auditing services to be provided by our independent registered public accounting firm in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, the Financial Accounting Standards Board or other similar governing bodies.  The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.mfa-reit.com.

Compensation Committee.  James A. Brodsky (Chairman), Stephen R. Blank and George H. Krauss are currently the members of the Compensation Committee.  The Board has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Compensation Committee.  The Compensation Committee, which met four times and acted twice by written consent during 2009, is responsible for, among other things, overseeing the approval, administration and evaluation of MFA's compensation plans, policies and programs and reviewing and establishing the compensation of our directors and executive officers.  The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.mfa-reit.com.

Nominating and Corporate Governance Committee.  Michael L. Dahir (Chairman), James A. Brodsky and George H. Krauss are currently the members of the Nominating and Corporate Governance Committee.  The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which met four times during 2009, is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to stand for election by our stockholders, recommending to the Board the directors to serve on each of the Board's committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to us and directing the Board in an annual review of its performance.  The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.mfa-reit.com.

Capital Advisory Committee.  Stewart Zimmerman (Chairman), Edison C. Buchanan, Alan L. Gosule and George H. Krauss are currently the members of the Capital Advisory Committee.  The Capital Advisory Committee, which met once during 2009, is responsible for, among other things, overseeing our compliance with our investment strategy and other capital and financial operating policies.

We will provide the written charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, free of charge, to stockholders who request them.  Requests should be directed to Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Report of the Audit Committee

The Audit Committee of the Board is responsible for monitoring, on behalf of the Board, the integrity of our consolidated financial statements, our system of internal controls, the performance, qualifications and independence of our independent registered public accounting firm and our compliance with related legal and regulatory requirements.  The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate the performance of and, when appropriate, replace our independent registered public accounting firm.  The Audit Committee operates under a written charter adopted by the Board.

Management has the primary responsibility for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on our internal control over financial reporting.  Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of (i) our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and (ii) the effectiveness of our internal control over financial reporting and expressing an opinion with respect thereto.  The Audit Committee's responsibility is to oversee and review the financial reporting process and to review and discuss management's report on our internal control over financial reporting.  The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence.  The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held eight meetings during 2009.  The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, Ernst & Young LLP, our independent registered public accounting firm, and Grant Thornton LLP, our internal auditing firm.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009, and the related report prepared by Ernst & Young LLP, with management and Ernst & Young LLP.  The Audit Committee discussed with Ernst & Young LLP and Grant Thornton LLP the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002.  The Audit Committee also reviewed and discussed with management, Ernst & Young LLP and Grant Thornton LLP management's annual report on our internal control over financial reporting and the reports and memoranda prepared by Ernst & Young LLP and Grant Thornton LLP with respect to their respective audits of our internal control over financial reporting.  The Audit Committee met with Ernst & Young LLP and Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee reviewed and discussed with Ernst & Young LLP their 2009 audit plan for MFA and their proposed implementation of this plan.  The Audit Committee also discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board's ("PCAOB"), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T, which included a discussion of Ernst & Young LLP's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with Ernst & Young LLP their independence from us.  Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and represented that it is independent from us.  When considering the independence of Ernst & Young LLP, the Audit Committee considered if services they provided to us, beyond those rendered in connection with their audit of our consolidated financial statements, their reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and their audit of the effectiveness of our internal control over financial reporting, were compatible with maintaining their independence.  The Audit Committee reviewed and approved the audit, tax and other professional services performed by, and the amount of fees paid for such services to, Ernst & Young LLP.  The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm.  The Audit Committee received regular updates on the amount of fees and scope of audit, tax and other professional services provided.

Based on the Audit Committee's review and the outcome of these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in our annual report on Form 10-K filed with the SEC.  The Audit Committee has also selected and appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and is presenting this selection to our stockholders for ratification.

Stephen R. Blank, Chairman
Edison C. Buchanan
Michael L. Dahir
Robin Josephs*

*	Ms. Josephs joined the Board as of January 4, 2010 and did not participate in any of the foregoing reviews and discussions that occurred during 2009.

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

During 2009, we paid, on a semi-annual basis in 50% increments on the last business day of May and November, (i) an annual board fee to our non-employee directors of $60,000 per year; (ii) an annual chair fee to the non-employee director acting as the Chairman of the Audit Committee of $12,500 per year; and (iii) an annual chair fee to the non-employee directors acting as the Chairmen of each of the Compensation Committee and the Nominating and Corporate Governance Committee of $7,500 per year.  In addition, under the 2004 Equity Compensation Plan, we made an annual award of equity compensation to each of our non-employee directors consisting of 2,500 restricted shares of Common Stock ("Restricted Shares"), which shares by their terms must be retained by the non-employee directors and, subject to certain exceptions, may not be sold or otherwise transferred until six months after termination of service with us.  In accordance with the stated terms of the Board's compensation package, these Restricted Shares are granted to our non-employee directors on a semi-annual basis in 50% increments on the last business day of May and November in each year.  Our non-employee directors may also participate in our Second Amended and Restated 2003 Non-Employee Directors' Deferred Compensation Plan (the "Non-Employee Directors Plan"), which allows participants to elect to defer receipt of 50% or 100% of their annual board fee and, if applicable, annual chair fees.

The following table summarizes the annual compensation received by our non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Stephen R. Blank	$72,500	$17,288	$1,163	$90,951
James A. Brodsky	67,500	17,288	1,163	85,951
Edison C. Buchanan	60,000	17,288	1,163	78,451
Michael L. Dahir	67,500	17,288	1,163	85,951
Alan L. Gosule	60,000	17,288	1,163	78,451
Robin Josephs(4)	—	—	—	—
George H. Krauss	60,000	17,288	1,163	78,451

(1)	Amounts in this column represent annual board fees and annual chair fees earned or paid to each non-employee directors for service in 2009.

(2)
Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718.  During 2009, each non-employee director was granted (a) 1,250 Restricted Shares, on May 29, 2009, which had a fair value of $6.26 (based upon the fair market value of the Common Stock), and (b) 1,250 Restricted Shares, on November 30, 2009, which had a fair value of $7.57 (based upon the fair market value of the Common Stock).

(3)
Amounts in this column represent aggregate distributions paid on DERs, which represent the right to receive a distribution on each DER equal to the cash dividend paid on a share of Common Stock, attached to outstanding NQSOs held by our non-employee directors during 2009.

(4)	Ms. Josephs joined the Board as of January 4, 2010.

Non-employee directors are also eligible to receive grants of NQSOs, restricted stock, phantom shares and DERs under the 2004 Equity Compensation Plan, and, if approved by our stockholders at the Annual Meeting, under the 2010 Equity Compensation Plan.  We reimburse all non-employee directors for travel and other expenses incurred in connection with attending Board, committee and stockholder meetings and other Company-sponsored events and/or related to their activities on our behalf.  In addition, we provide all non-employee directors with up to $500,000 of accidental death and dismemberment insurance while traveling to or attending Board, committee and stockholder meetings and other Company-sponsored events.  Directors who are also our employees are not entitled to receive additional compensation for serving on the Board.

Effective January 1, 2010, the Board modified the compensation package to be paid to our non-employee directors.  Pursuant to this modified compensation package, the annual board fee paid to our non-employee directors and annual chair fees paid to our non-employee directors acting as Chairmen to the Board's Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee will remain the same and shall continue to be paid on a semi-annual basis in 50% increments on the last business day of May and November; however, beginning in 2010, the annual award of equity compensation to each non-employee director will be increased to 7,500 Restricted Shares.  In addition, beginning in 2010, we will pay, on a semi-annual basis in 50% increments, an annual fee of $7,500 per year to our Lead Director as well as provide our Lead Director with an annual award of equity compensation consisting of 5,000 Restricted Shares.  As with all Restricted Shares awarded to non-employee directors pursuant to this modified compensation package, these Restricted Shares will be granted to our Lead Director on a semi-annual basis in 50% increments on the last business day of May and November in each year and, by their terms, must be retained and, subject to certain exceptions, may not be sold or otherwise transferred until six months after termination of service with us.  In addition, pursuant to this modified compensation package, the non-employee directors shall be subject to a share retention/alignment requirement whereby each non-employee director shall be required to hold and maintain equity in MFA, which shall include Common Stock, convertible (but not perpetual) preferred stock, Restricted Shares and deferred stock units under the Non-Employee Directors Plan (collectively, the "Equivalent Shares"), in an amount equal to no less than 37,500 Equivalent Shares.  This retention requirement shall be applicable (i) to non-employee directors joining the Board on or after January 1, 2010, five years after becoming a director and (ii) to incumbent non-employee directors serving on the Board on December 31, 2009, within five years of the implementation of this modified compensation package.

CORPORATE GOVERNANCE

Role of the Board

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of the Board.  The Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations.  Members of the Board keep informed of our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Chief Executive Officer and other executive officers.

Board Leadership Structure

The positions of our Chairman of the Board and our Chief Executive Officer are currently held by Stewart Zimmerman.  In 2010, the Board established the function of Lead Director and the Board's independent directors appointed James A. Brodsky to this position to serve until the 2011 annual meeting of the Board.  We believe that this Board leadership structure is appropriate for MFA, in that the combined role of the Chairman of the Board and the Chief Executive Officer promotes unified leadership and direction for MFA, allowing for a single, clear focus for management to execute MFA's strategy and business plan, while also providing for effective oversight by an independent Board assisted by the Lead Director.  We believe the Chief Executive Officer is in the best position to focus the independent directors' attention on the issues of greatest importance to MFA and its stockholders.  We believe that our overall corporate governance policies and practices combined with the strength of our independent directors minimizes any potential conflicts that may result from combining the roles of our Chairman of the Board and our Chief Executive Officer.  As part of its annual self-assessment, the Board will consider whether the current leadership structure continues to be optimal for MFA and its stockholders.

Lead Director Position

The Board established the Lead Director role to be fully independent of MFA's management.  James A. Brodsky, an independent director, currently serves as the Lead Director.  Among other things, the Lead Director: (1) presides at all meetings of the Board at which the Chairman of the Board is not present; (2) has the authority to call, and will lead, meetings and executive sessions of our independent and non-management directors; (3) consults with the Chairman of the Board in establishing the agenda for Board meetings; (4) helps facilitate communication between Chairman of the Board/Chief Executive Officer and the Board; (5) acts as a liaison between the Board and management; (6) confirms the Board has a process of regularly assessing the effectiveness of the Board, its committees and individual directors and management; and (7) performs such other functions as may be designated from time to time.  The Lead Director shall be elected annually by a majority of the non-management and independent directors then serving on the Board at each annual meeting of the Board beginning in 2011.

Board's Role in Risk Oversight

The Board is responsible for the oversight of MFA's risk management.  The Board oversees and monitors MFA's risk management framework and actively reviews risks that may be material to us.  As part of this oversight process, the Board regularly receives reports from management on areas of material risk to MFA, including operational, financial, interest rate, liquidity, credit, market, legal and regulatory, accounting and strategic risks.  The Board receives these reports from the appropriate sources within MFA to enable it to understand our risk identification, risk management and risk mitigation strategies.  To the extent applicable, the Board and its committees coordinate their risk oversight roles.  As part of its written charter, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management, including major financial risk exposures, is undertaken by MFA and its management.  The goal of these processes is to achieve serious and thoughtful board-level attention to our risk management process and framework, the nature of the material risks we face and the adequacy of our risk management process and framework designed to respond to and mitigate these risks.

Director Independence

The Guidelines provide that a majority of the directors serving on the Board must be independent as determined by the Board in accordance with the rules and standards established by the NYSE.  In addition, as permitted under the Guidelines, the Board has also adopted certain additional categorical standards (the "Independence Standards") to assist it in making determinations with respect to the independence of directors.  Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that six of our nine current directors, Stephen R. Blank, James A. Brodsky, Edison C. Buchanan, Michael L. Dahir, Robin Josephs and George H. Krauss, qualify as independent directors under the NYSE listing standards and the Independence Standards.  In determining that Mr. Krauss qualifies as an independent director under the NYSE listing standards and the Independence Standards, the Board took into consideration in making its determination that, during 2007, we paid property management fees of $38,485 to a property manager that was a wholly-owned subsidiary of America First Apartment Investors, Inc. ("AFAI"), a company for which Mr. Krauss then served on the board of directors and was a stockholder.  In connection with making this determination, the Board specifically noted that (a)  the amount of property management fees paid to the property manager in 2007 was not considered to be material to us on a consolidated basis and (b) our property management arrangement with AFAI was terminated in 2007.  The Independence Standards are available for viewing on our website at www.mfa-reit.com.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to our directors, officers and employees.  The Code of Conduct was designed to assist directors, officers and employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures.  Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of our assets, confidentiality, communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, and health and safety.  The Board's Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Code of Conduct and will recommend, as appropriate, proposed changes to the Board.  The Code of Conduct is available for viewing on our website at www.mfa-reit.com.  We will also provide the Code of Conduct, free of charge, to stockholders who request it.  Requests should be directed to Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities.  Among the areas addressed by the Guidelines are Board composition, Board functions and responsibilities, Board committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and Board and committee performance evaluations.  The Board's Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Guidelines and will recommend, as appropriate, proposed changes to the Board.  The Guidelines are available for viewing on our website at www.mfa-reit.com.  We will also provide the Guidelines, free of charge, to stockholders who request them.  Requests should be directed to Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Review and Approval of Transactions with Related Persons

The Board has adopted written policies and procedures for review, approval and monitoring of transactions involving us and "related persons" (directors and executive officers, stockholders beneficially owning greater than 5% of our outstanding capital stock or immediate family members of any of the foregoing).  The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).  A summary of these policies and procedures is set forth below:

Policies

•
Any covered related party transaction must be approved by the Board or by a committee of the Board consisting solely of disinterested directors.  In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

•	On at least an annual basis, the Board or committee will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

•
Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Audit Committee or, if the Chairman of the Audit Committee is the affected director, to the attention of the Chairman of the Nominating and Corporate Governance Committee.

•	The appropriate Chairman shall determine whether the matter should be considered by the Board or by a committee of the Board consisting solely of disinterested directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.

Identification of Director Candidates

In accordance with the Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director candidates for the Board and for recommending director candidates to the Board for consideration as nominees to stand for election at our annual meetings of stockholders.  Director candidates are nominated to stand for election to the Board in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly-qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values.  The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of the Board, our operating requirements and the interests of the Company.  In accordance with the Guidelines, director candidates should have experience in positions with a high degree of responsibility and decision making, be able to exercise good business judgment, be able to provide practical wisdom and mature judgment and be leaders in the companies or institutions with which they are affiliated.  The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, and recommends director candidates based upon contributions they can make to the Board and management and their ability to represent our long-term interests and those of our stockholders.

Although we do not have a formal written diversity policy, the Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences and expertise and education in evaluating director candidates for Board membership.  We believe that considerations of diversity are, and will continue to be, an important component relating to the Board's composition as multiple and varied points of view contribute to a more effective decision-making process.

The Nominating and Corporate Governance Committee accepts stockholder recommendations of director candidates and applies the same standards in considering director candidates submitted by stockholders as it does in evaluating director candidates recommended by members of the Board or management.  Upon determining the need for additional or replacement Board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or otherwise possesses, which may be supplemented by certain inquiries.  In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of the Board.  If the Nominating and Corporate Governance Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Nominating and Corporate Governance Committee may then obtain additional information about a director candidate's background and experience, including by means of personal interviews.  The Nominating and Corporate Governance Committee will then re-evaluate the director candidate using its evaluation criteria.  The Nominating and Corporate Governance Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the Board for nomination.  The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms and/or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates.  If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Our stockholders of record who comply with the notice procedures outlined under the "Submission of Stockholder Proposals" section of this Proxy Statement may recommend director candidates for evaluation and consideration by the Nominating and Corporate Governance Committee.  Stockholders may make recommendations at any time, but recommendations of director candidates for consideration as director nominees at our annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date on which the proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders.  Accordingly, to submit a director candidate for consideration for nomination at our 2011 Annual Meeting of Stockholders, stockholders must submit the recommendation, in writing, by no later than December 7, 2010.  The written notice must demonstrate that it is being submitted by a stockholder of record of MFA and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information.  In addition, the stockholder must provide confirmation of each director candidate's consent to serve as a director and contact information for each director candidate so that his or her interest can be verified and, if necessary, to gather further information.

Communications with the Board

The Board has established a process by which stockholders and/or other interested parties may communicate in writing with our directors, a committee of the Board, the Board's non-employee directors as a group or the Board generally.  Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, who will forward them to the intended recipient(s).  Any such communications may be made anonymously.  Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of the Corporate Secretary, are not required, however, to be forwarded to the directors.  The Board has approved this communication process.

Executive Sessions of Independent Directors

In accordance with the Guidelines, the independent directors serving on the Board meet in executive session at least four times per year at regularly scheduled meetings of the Board.  These executive sessions of the independent directors are presided over by James A. Brodsky, in his capacity as the Lead Director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation programs offered to our senior executive officers.  The Compensation Committee of the Board is responsible for the administration of our compensation plans, policies and programs and for all decisions relating to the compensation of our principal executive officer, principal financial officer and three other executive officers (the "Named Executive Officers").  The Compensation Committee endeavors to ensure that the compensation paid to the Named Executive Officers is consistent with our overall philosophy on compensation and market practices.

Compensation Philosophy and Objectives.  We, through our executive compensation programs, seek to attract, motivate and retain top quality senior executives who are committed to our core values of excellence and integrity.  The Compensation Committee's fundamental philosophy is to closely align these compensation programs with the achievement of annual and long-term performance goals tied to our financial success and the creation of stockholder value.

The Compensation Committee's objectives in developing and administering the executive compensation programs are to:

•	Attract, retain and motivate a highly-skilled senior executive team that will contribute to the successful performance of MFA;

•	Align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	Provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	Support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
Maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The Compensation Committee believes that it is important to create compensation programs that appropriately balance short-term, cash-based compensation with long-term, equity-based compensation.  Our executive officer compensation program includes the following primary components:

•	Base salaries paid in cash which recognize the unique role and responsibilities of a position, as well as an individual's performance in that role;

•	Annual cash awards which are meant to motivate and reward our short-term financial and operational performance, as well as individual performance; and

•
Long-term equity-based awards, including our restricted stock unit program, which are designed to support our objectives of aligning the interests of executive officers with those of our stockholders, promoting our long-term performance and value creation and retaining executive officers.

In addition to the primary components of the executive officer compensation program, we maintain our Senior Officers Deferred Bonus Plan (the "Senior Officers Plan"), a non-qualified deferred compensation program designed to provide additional opportunities to align the interests of executive officers with stockholders and provide limited perquisites and other benefits beyond that are provided to all of our employees.

The Compensation Committee is committed to the ongoing review and evaluation of the executive officer compensation levels and program.  It is the Compensation Committee's view that compensation decisions are complex and best made after a deliberate review of Company and individual performance, as well as industry compensation levels.  Consistent with this view, the Compensation Committee annually assesses our performance within the context of the industry's overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position and role within MFA.  In addition, the Compensation Committee benchmarks from time to time the total compensation provided to our executive officers to industry-based compensation practices.  While it is the Compensation Committee's goal to provide compensation opportunities that reflect Company and individual performance and that are competitive within industry standards, a specific target market position for executive officer pay levels has not been established.

Setting Executive Compensation.  During 2005 and 2006, the Compensation Committee conducted a comprehensive review of our senior executive compensation practices in order to help assure that our senior executive compensation program and policies remained aligned with the goal of enhancing stockholder value through compensation practices that attract, motivate and retain key senior executives.  As a part of the process, the Compensation Committee engaged FPL Associates Compensation, a nationally-recognized compensation consulting firm specializing in the real estate industry ("FPL"), to provide independent guidance and insight to the Compensation Committee on executive compensation matters, both generally in the marketplace and within our industry, and to provide recommendations regarding potential modifications to our senior executive compensation programs and policies.

The focus of the Compensation Committee's review was to (i) more directly align our senior executive compensation programs and policies with our financial performance and, accordingly, the creation of stockholder value and (ii) competitively update the existing executive compensation programs and policies, including existing employment agreements, to reflect current practices in the marketplace.  In conducting this review, the Compensation Committee examined all components of our compensation programs offered to the Named Executive Officers in office at that time, including, among other things, base salary, annual incentive bonus, equity and long-term compensation, accumulated (realized and unrealized) gains on Options and payments on DERs, the dollar value to the senior executives (and the cost to us) of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Senior Officers Plan, and the actual projected payout obligations under several potential severance and change-in-control scenarios.  A compensation tally sheet setting forth these components of our senior executive compensation program provided to each Named Executive Officer was prepared and reviewed by the Compensation Committee.  As part of their review, the Compensation Committee also evaluated a comprehensive benchmarking analysis prepared by FPL, which compared our senior executive compensation practices to the compensation practices employed by multiple distinct industry peer groups representing various asset classes.

Based on the analysis and findings of this comprehensive review and FPL's recommendations, the Compensation Committee determined that it would be beneficial to modify the compensation arrangements then offered to the Named Executive Officers in order to more closely align these compensation programs with the achievement of annual and long-term performance goals tied to our financial success and the creation of stockholder value.  As a result, in 2006, the Compensation Committee directed the implementation and documentation of these modifications in connection with the amendment and restatement of the then-existing employment agreements of the Named Executive Officers then in office.  These initial modifications to our compensation arrangements established the foundation for the Compensation Committee's overall philosophy on our compensation practices.  The Compensation Committee believes that the basis for, and underlying objectives relating to, these initial modifications to our compensation practices, which were first initiated in 2006, continue to reflect the Compensation Committee's overall compensation philosophy and are a fundamental component of our existing and future senior executive compensation programs and policies.

During 2006, in connection with the initial modification of our compensation arrangements, (i) Mr. Zimmerman entered into a five-year amended and restated employment agreement, which became effective on April 16, 2006 and, in accordance with the automatic renewal provisions set forth therein, is currently scheduled to expire on December 31, 2011, (ii) Messrs. Gorin and Freydberg each entered into a three-year amended and restated employment agreement, which became effective on April 16, 2006 and were scheduled to expire on December 31, 2008, and (iii) Mr. Korth entered into a two-year amended and restated employment agreement which became effective on January 1, 2006 and expired on December 31, 2007.  In connection with the amendment and restatement of their employment agreements, Messrs. Zimmerman, Gorin and Freydberg (the "Senior Executives") each waived their rights under their then-existing employment agreements in order to enter into the amended and restated employment agreements specifying the modified compensation arrangements.  The Compensation Committee continues to believe that the terms and provisions of these amended and restated employment agreements provided for compensation arrangements that reflect the Compensation Committee's philosophy and objectives and help assure our future stability and succession of leadership.

During 2007, in contemplation of the expiration of the employment agreement of Mr. Korth on December 31, 2007, the Compensation Committee, together with the FPL, reviewed the components of the compensation arrangements then offered to Mr. Korth.  As part of this process, the Compensation Committee considered the terms and provisions set forth in Mr. Korth's employment agreement and determined to modify the annual base salary paid to him.  Specifically, Mr. Korth's salary was increased approximately 18% based on the results of this review and the Compensation Committee's view that the salary was below competitive market practices and did not appropriately reflect the broad set of responsibilities that Mr. Korth carries out as a member of our senior executive team.  As a result, Mr. Korth entered into a new two-year amended and restated employment agreement, which became effective on January 1, 2008 and was scheduled to expire on December 31, 2009.  In contemplation of the expiration of this employment agreement, on December 31, 2009, the Company entered into an amended and restated employment agreement with Mr. Korth.  The employment agreement was amended (i) to extend the term of employment for an additional two-year period ending on December 31, 2011, (ii) to increase the amount of the annual base salary payable to Mr. Korth equal to $334,000 per annum and (iii) to make certain amendments to the restrictive covenants set forth therein.  Except as provided above, all other material terms and provisions of the amended and restated employment agreement, entered into by Mr. Korth as of December 10, 2008 and expiring on December 31, 2009 remain the same.

During 2008, in connection with the promotion of Mr. Gorin to the office of our President and Chief Financial Officer and Mr. Freydberg to the office of our Chief Investment Officer and Executive Vice President, the Compensation Committee, together with Christenson Advisors, LLC, a nationally-recognized compensation consulting firm ("Christenson Advisors"), reviewed the components of the compensation arrangements then offered to these Named Executive Officers.  As part of this process, the Compensation Committee considered, among other things, the increased duties and responsibilities associated with their new positions and determined to increase the annual base salaries paid to, and to modify the annual performance-based bonus pool (the "Bonus Pool") shared by, these executive officers.  Specifically, effective July 1, 2008, Mr. Gorin's annual base salary was increased from $675,000 to $800,000 and Mr. Freydberg's annual base salary was increased from $675,000 to $750,000.  These increases in annual base salary were based on the results of this review and the Compensation Committee's view that these promotions (i.e., the additional responsibilities expected to be carried out by Messrs. Gorin and Freydberg) warranted an increase in annual base salary.  Further, these increases provided additional and, in the view of the Compensation Committee, appropriate incentives to these executives to renew their employment with us for an additional term of three and one-half years and, thereby, help assure the continuity and development of our senior executive team.  In addition, Messrs. Gorin and Freydberg also received a one-time award of 100,000 Restricted Shares and 75,000 Restricted Shares, respectively, which vest ratably on a quarterly basis over a four-year period.  As a result, each of Messrs. Gorin and Freydberg entered into new amended and restated employment agreements, which became effective as of July 1, 2008 and are scheduled to expire on December 31, 2011.

In December 2008, the Compensation Committee, based upon the advice and counsel of Christenson Advisors, agreed to amend and restate Mr. Zimmerman's employment agreement in order to allow him, as a Senior Executive, to participate in the revised Bonus Pool with Messrs. Gorin and Freydberg.  As a result of the 2008 modifications to the Bonus Pool, the aggregate amount of the Bonus Pool available for distribution to all three of the Senior Executives, combined, can range annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee) based upon our attainment of specified return on average equity ("ROAE") targets in any given year.  In addition, in December 2008, the employment agreements of all of the Named Executive Officers then in office were amended to bring them into compliance with Section 409A of the Code.

In July 2009, the Board appointed Craig L. Knutson to serve as Executive Vice President.  In connection with Mr. Knutson's appointment, the Compensation Committee considered, among other things, the duties and responsibilities associated with this position in order to determine the appropriate compensation offered to Mr. Knutson.  As a result, Mr. Knutson entered into an employment agreement, which became effective as of July 1, 2009 and is scheduled to expire on December 31, 2011.  Under the terms of the employment agreement, Mr. Knutson will receive an annual base salary equal to $425,000 per annum and an opportunity to earn a discretionary annual performance bonus.  Mr. Knutson received a one-time award of 75,000 Restricted Shares concurrent with entering into his employment agreement dated as of July 1, 2009.

The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

Additional information with respect to the current employment agreements of the Named Executive Officers can be found under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" of this Executive Compensation section of the Proxy Statement.

Role of Executive Officers in Compensation Decisions.  The Compensation Committee makes all compensation decisions related to the Named Executive Officers and, in consultation with Mr. Zimmerman, our Chief Executive Officer, and Mr. Gorin, our President and Chief Financial Officer, our other employees.  When making compensation decisions for the Named Executive Officers (other than Mr. Zimmerman), the Compensation Committee seeks and considers the advice and counsel of Messrs. Zimmerman and Gorin given their direct day-to-day working relationship with these senior executives.  Taking this feedback into consideration, the Compensation Committee engages in discussions and makes final determinations related to compensation paid to the Named Executive Officers.  All decisions regarding Mr. Zimmerman's compensation are made independently by the Compensation Committee.

Elements of Executive Compensation.  The key elements of our executive compensation program include:

•	Base salary;

•	Incentive compensation;

•	Equity grants;

•	Deferred compensation; and

•	Perquisites and other benefits.

Base Salary

Pursuant to their employment agreements, we provide the Named Executive Officers with annual base salaries to compensate them for services provided during the term of their employment.  The amount of the annual base salary paid to the Named Executive Officers each year is established by, and set forth in, their employment agreements.  The Compensation Committee believes that the annual base salary paid in 2009 to each of the Named Executive Officers reflected the scope of the role and responsibilities of the applicable position, individual performance and experience and competitive market practices.

The annual base salaries for each of the Named Executive Officers at December 31, 2009 were as follows:

	2009 Base Salary
	Cash	Stock Grant
Stewart Zimmerman	$900,000	$100,000
William S. Gorin	800,000	—
Ronald A. Freydberg	750,000	—
Craig L. Knutson	425,000	—
Timothy W. Korth	325,000	—

Pursuant to their employment agreements, the amount of annual compensation paid to each of the Named Executive Officers may be increased during the term of employment at the discretion of the Compensation Committee.  During 2009, no discretionary adjustments were made by the Compensation Committee to the stated annual base salaries set forth in the Named Executive Officers' employment agreements.  The Compensation Committee intends to continue to implement the terms of the employment agreements, including the annual base salary provisions, while remaining open to future annual base salary adjustments in the event the Compensation Committee concludes that the circumstances warrant them.  However, consistent with the Compensation Committee's overall philosophy, the compensation programs for the Named Executive Officers (and, in particular, the Senior Executives) will continue to emphasize incentive compensation.

Incentive Compensation

Under the terms of their employment agreements, an incentive structure was established for the Senior Executives.  As a result, the Senior Executives are eligible to participate annually in the performance-based Bonus Pool that is funded based on MFA's ROAE.  The Bonus Pool structure provides the Compensation Committee with considerable discretion to establish incentive compensation levels in a manner consistent with its overall compensation philosophy and objectives.  For purposes of the Bonus Pool, ROAE is calculated for the 12-month period beginning on December 1st of the prior year through November 30th of the calculated year.  ROAE is calculated for this period as the 12-month GAAP net income excluding depreciation, merger expenses, gains/losses on asset sales and impairment charges, divided by the average stockholder equity before (i) goodwill and (ii) preferred stockholder equity.  The Compensation Committee evaluated various measures and factors of performance in developing this structure and, in its view, ROAE was determined to be a strong indicator of our overall performance and value creation for stockholders.  Further, ROAE is a metric of our performance that has been calculated and reported on a consistent basis since our inception in 1998.

As designed by the Compensation Committee and revised in 2008, the aggregate amount of the Bonus Pool available for distribution to the Senior Executives can range annually from $750,000 to $6.3 million or more based upon our attainment of specified ROAE targets in any given year.  The Compensation Committee has the discretionary right to adjust upward or downward the amount available for distribution from the Bonus Pool by as much as 30% in any given year (the "Discretionary Adjustment") based upon its assessment of certain factors, including, among other considerations, our leverage, our share price performance relative to the S&P Financial Index or other relevant indices, our share price performance relative to our peer group, our total stockholder return (share price change plus dividends), and our other asset management activities, as well as the individual performance of the Senior Executives.  Of the aggregate amount available for distribution from the Bonus Pool, the Compensation Committee bases annual bonus allocations to each of the Senior Executives on its assessment of each Senior Executive's performance and contribution during the applicable period.

In accordance with the terms of their employment agreements, the aggregate Bonus Pool available for distribution to the Senior Executives (subject to the Discretionary Adjustment of the Compensation Committee) is as follows:

ROAE Targets	Bonus Pool Range
Less than 4.5%	$750,000	—
4.5% – 5%	750,000	$950,000
5% – 6%	950,000	1,150,000
6% – 7%	1,150,000	1,350,000
7% – 8%	1,350,000	1,800,000
8% – 9%	1,800,000	2,250,000
9% – 10%	2,250,000	2,700,000
10% – 11%	2,700,000	3,150,000
11% – 12%	3,150,000	3,600,000
12% – 13%	3,600,000	4,050,000
13% – 14%	4,050,000	4,500,000
14% – 15%	4,500,000	4,950,000
15% – 16%	4,950,000	5,400,000
16% – 17%	5,400,000	5,850,000
17% – 18%	5,850,000	6,300,000
18% or more	Minimum of $6,300,000 (subject to the Discretionary Adjustment of the Compensation Committee)

In order to further align the performance of the Senior Executives with our long-term financial success and the creation of stockholder value, the Compensation Committee also determined that amounts allocated to Senior Executives annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool.  Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to a Senior Executive will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares.  In addition, no Senior Executive will be permitted to sell or otherwise transfer any of these Restricted Shares during the executive's employment or for a period of six months following the termination of the executive's employment, unless the value of the executive's stock holdings in us exceeds a specified multiple of the executive's annual base compensation (five times in the case of Mr. Zimmerman, four times in the case of Mr. Gorin and three times in the case of Mr. Freydberg).

For 2009, MFA's ROAE for purposes of determining the aggregate Bonus Pool available for distribution to the Senior Executives was 15.76% and, in accordance with the terms of their employment agreements, the 2009 Bonus Pool ranged from $4,950,000 to $5,400,000 (subject to the Discretionary Adjustment of the Compensation Committee).  Based upon their assessment and evaluation, the Compensation Committee determined to apply the Discretionary Adjustment to the 2009 Bonus Pool and, as a result, adjusted the Bonus Pool upwards by 15% (out of a possible maximum upward Discretionary Adjustment of 30% from the aggregate Bonus Pool amount within the applicable ROAE target range) to $6,084,040.  As a result, in the exercise of its discretion, the Compensation Committee increased the available aggregate 2009 Bonus Pool available for distribution to the Senior Executives by $793,570.

In making its determination to apply the Discretionary Adjustment, the Compensation Committee took into consideration the relevant factors impacting MFA's 2009 financial performance, including MFA's leverage strategy, the execution of MFA's asset allocation strategy, MFA's relative and absolute stockholder return, the comparative financial performance of industry peers, the relative performance of the Senior Executives (individually and collectively), and weighed such factors accordingly in applying the upward adjustment to the 2009 Bonus Pool.  Ultimately, the Compensation Committee determined that the upward adjustment to the aggregate available 2009 Bonus Pool amount, from the targeted amount that otherwise could have been distributed to the Senior Executives based upon MFA's 2009 ROAE, was appropriate given the 2009 stockholder return generated from share price appreciation and dividends and MFA's successful execution of its asset allocation strategy.

Specifically, in the judgment of the Compensation Committee, under the leadership of the Senior Executives (individually and collectively), MFA performed well during 2009 relative to the financial performance, including stockholder returns, of a distinct comparative industry peer group established by the Compensation Committee, despite volatility in the financial markets during that period.  In comparing the 2009 financial performance of MFA and its peers, the Compensation Committee used an industry peer group consisting of Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation and Redwood Trust, Inc.  In addition, during 2009, MFA generated its ROAE utilizing relatively low leverage and was able to generate substantial stockholder returns over the year.  The Compensation Committee believes that such stockholder returns substantially exceeded that reported for the companies covered by the Bloomberg REIT Index and the S&P 500 Index.  As a result of MFA's ROAE, the returns generated for stockholders through a combination of share price appreciation and dividend, and MFA's successful execution of its asset allocation strategy, as well as the market knowledge, experience, advice and recommendations of Christenson Advisors, the Compensation Committee determined that it was appropriate, in the exercise of the discretion it had under MFA's compensation policies and the employment agreements with the Senior Executives, to increase the amount that otherwise could be available for distribution to the Senior Executives under the Bonus Pool arrangement.

The Compensation Committee, based upon its assessment of the individual performance of each of the Senior Executives, allocated the Bonus Pool as follows:

		Restricted Shares
	Cash	Shares	Value	Total
Stewart Zimmerman	$1,607,003	117,856	$887,453	$2,494,456
William S. Gorin	1,215,051	89,111	671,001	1,886,052
Ronald A. Freydberg	1,097,466	80,487	606,066	1,703,532

Based upon the subjective evaluation of the relative leadership and performance of the Senior Executives (individually and collectively) and MFA's 2009 financial performance, the Compensation Committee determined to allocate the Bonus Pool as set forth in the table above.  This allocation reflected the view of the Compensation Committee that the Senior Executives functioned effectively as a senior management team, under the overall leadership of Mr. Zimmerman, in his capacity as Chief Executive Officer and Chairman of the Board, with effective contributions by Mr. Gorin, in his capacity as President and Chief Financial Officer, and Mr. Freydberg, in his capacity as Executive Vice President and Chief Investment and Administrative Officer.

Annual incentive compensation for Messrs. Knutson and Korth is determined at the discretion of the Compensation Committee based upon its subjective assessment and evaluation of MFA's annual performance and the annual performance of each individual senior executive.  Based upon consultations with Mr. Zimmerman and advice and counsel of Christenson Advisors, the Compensation Committee determined to award Messrs. Knutson and Korth annual incentive compensation of $575,000 and $307,500, respectively, for 2009.  Of these total incentive amounts, Mr. Knutson received payment of $175,000 in the form of 23,241 Restricted Shares and Mr. Korth received payment of $37,500 in the form of 4,981 Restricted Shares.

The cash component of the incentive compensation for 2009, which was approved by the Compensation Committee on December 16, 2009, was paid to the Named Executive Officers on January 15, 2010.  The restricted stock awards granted to the Named Executive Officers were made on December 17, 2009 under the 2004 Equity Compensation Plan.  With respect to Messrs. Zimmerman, Gorin and Freydberg, the restriction period on these Restricted Shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2010 and ending with the quarter ending December 31, 2013) and dividends on these Restricted Shares are accrued during the restriction period and are paid in full on the vesting date of the applicable shares.  With respect to Messrs. Knutson and Korth, 25% of these Restricted Shares became fully vested upon grant, with the remaining 75% vesting equally on each of the next three anniversaries of the date of grant, and dividends are paid currently on all vested and unvested Restricted Shares.

Equity Grants

The Compensation Committee believes that equity-based incentives are an effective means of motivating and rewarding long-term Company performance and value creation.  In addition, equity-based incentives appropriately align the interests of management with those of stockholders.  During the second quarter of 2004, we adopted the 2004 Equity Compensation Plan, as approved by our stockholders, which amended and restated our Second Amended and Restated 1997 Stock Option Plan.  In accordance with the terms of the 2004 Equity Compensation Plan, directors, officers and employees of MFA and any of our subsidiaries and other persons expected to provide significant services (of a type expressly approved by the Compensation Committee of the Board as covered services for these purposes) to us are eligible to be granted Options, restricted stock, restricted stock units (or "RSUs"), DERs and other stock-based awards under the 2004 Equity Compensation Plan.

As of December 31, 2009, the Named Executive Officers held an aggregate of 289,353 RSUs and related DERs.  With the adoption and implementation of a RSU program in 2007, the Compensation Committee believes that a meaningful long-term retention and equity-building component for our senior executives and other key employees has been added to our comprehensive compensation program.  The Compensation Committee concluded that the grant of RSUs served our retention goals, helped further to align the interests of the Named Executive Officers with those of our stockholders and provided appropriate additional compensation to the Named Executive Officers in the form of quarterly DER distributions during the period in which these RSUs continue to be outstanding for their continuing service.  These RSUs are scheduled to vest in full on December 31, 2010 (or earlier in the event of death or disability or termination of service with us for any reason other than cause) and, once vested, shall be settled on a one-for-one basis in shares of Common Stock on the earlier of a termination of service with us (for any reason), a change in control or on January 1, 2013.  During the period from award until settlement, the Named Executive Officers are entitled to receive DER distributions on all unvested RSUs.

In addition, as of December 31, 2009, the Named Executive Officers held an aggregate of 435,000 Options and related DERs.  With respect to these DERs, the Named Executive Officers are only entitled to receive DER distributions to the extent that related Options are vested.

The following table sets forth certain information regarding the number of vested and unvested DERs held by the Named Executive Officers on December 31, 2009, as well as distributions with respect to these DERs paid to the Named Executive Officers during fiscal year 2009.  This information regarding distributions paid on DERs during 2009 can also be found in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

	Vested DERs at 12/31/2009	Unvested DERs at 12/31/2009	2009 DER Distributions
Stewart Zimmerman	300,741	—	$279,689
William S. Gorin	178,125	—	165,656
Ronald A. Freydberg	178,125	—	165,656
Craig L. Knutson	—	—	—
Timothy W. Korth	67,362	—	62,647

Under the terms of his employment agreement, Mr. Zimmerman is entitled to receive an annual grant of Common Stock with an aggregate fair market value on the date of grant of $100,000 on the first business day of each year during the remaining term of his employment.  These stock grants represent a payment of a portion of Mr. Zimmerman's annual base salary compensation and are fully vested and non-forfeitable upon the date of grant.  Mr. Zimmerman may not sell or otherwise transfer these shares during the term of his employment unless his stock holdings in us exceed a multiple of five times his annual base compensation and, once this threshold is met, only to the extent that the value of his stock holdings exceeds that multiple.  The Compensation Committee believes that paying a portion of Mr. Zimmerman's base salary in the form of Common Stock aligns his interests and compensation with long-term stockholder value creation.  During 2009, pursuant to his employment agreement, Mr. Zimmerman received a grant of 16,978 shares of Common Stock on January 2, 2009, which had a value of $100,000 based on the closing stock price on the NYSE of $5.89 on December 31, 2008 (the last trading day of the year).

On August 26, 2009, in connection with the execution of his employment agreement, Mr. Knutson received a one-time award of 75,000 Restricted Shares.  Dividends on these Restricted Shares are accrued during the restriction period and are paid in full on the vesting date of the applicable shares.  Under the terms of his employment agreement, Mr. Knutson is not permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of three times his annual base compensation.  The Compensation Committee believes that the grant of these Restricted Shares to Mr. Knutson (i) further aligned his interests and compensation with long-term stockholder value creation and (ii) helped address the retention goals of the Compensation Committee.

No other equity grants were made to the Named Executive Officers during 2009 other than those grants detailed above and those awarded in conjunction with the incentive compensation.  The Compensation Committee will continue to evaluate the Named Executive Officer compensation programs and Company performance and retains the right to make future equity-based grants.

Deferred Compensation

On December 19, 2002, the Board adopted the Senior Officers Plan which gives executive officers the ability to elect to defer up to 100% of their annual cash incentive compensation.  Amounts deferred under this plan are subject to a five-year deferral period and can be paid in a lump sum or in installment payments at the termination of the deferral period.  The Senior Officers Plan is intended to provide executive officers with an opportunity to defer certain compensation while at the same time aligning their interests with the interests of stockholders.  Amounts deferred under the plan are considered to be converted into "stock units" of MFA, which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock.  Deferred amounts, together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time.  Prior to the time that the deferred accounts are settled, participants are unsecured creditors.

The Named Executive Officers are also eligible to participate in our tax-qualified retirement savings plan (the "401(k) Plan") under which all full-time employees are able to contribute compensation up to the limit prescribed by the Internal Revenue Service on a before-tax basis.  We match 100% of the first 3% of eligible compensation deferred by our employees and 50% of the next 2%, subject to a maximum as provided by Section 401(k) of the Code.  Subject to certain restrictions, all of our employees are eligible to participate in this plan.  We have elected to operate this plan under applicable safe harbor provisions of the Code, whereby, among other things, we must make contributions for all participating employees, and all matches contributed by us vest immediately.

Perquisites and Other Benefits

In general, it is the Compensation Committee's practice to provide limited perquisites and other benefits to the Named Executive Officers.  We do not reimburse the Named Executive Officers for automobiles, clubs, financial planning or items of a similar nature.  The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to Named Executive Officers in light of market practices and within the context of the total compensation program.

The Named Executive Officers are eligible to participate in our employee health and welfare benefit programs.  The attributed costs of these benefits for the Named Executive Officers for the fiscal year ended December 31, 2009, are included in the Summary Compensation Table under the column entitled "All Other Compensation" and the related footnote.  In addition, we provide all of our employees, including the Named Executive Officers, with up to $500,000 of accidental death and dismemberment insurance while traveling on business, pleasure, or traveling to or attending Board, committee and stockholder meetings and other Company-sponsored events.  In accordance with our travel accident policy, the spouse and the dependents of the primary insured are provided with coverage up to $25,000 and $10,000, respectively.  Further, in accordance with the Code of Conduct, we do not make any loans to, or guarantee any personal loans of, any of our employees, including the Named Executive Officers.

As discussed above in this Compensation Discussion and Analysis, we have entered into employment agreements with each of the Named Executive Officers.  These employment agreements are designed to promote our stability and continuity of senior leadership.  Information with respect to applicable severance payments under these agreements for the Named Executive Officers is provided under the section "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" of this Executive Compensation section of the Proxy Statement.

Deductibility of Executive Compensation.  Section 162(m) of the Code and the regulations thereunder provide that compensation paid to a public company's chief executive officer and to its other three most highly compensated officers, excluding the financial officer, will be deductible for tax purposes up to $1 million, unless the compensation is paid solely for attaining one or more qualified performance goals and has satisfied the applicable stockholder approval requirements.  Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied.  In this regard, grants under our 2004 Equity Compensation Plan, or the 2010 Equity Compensation Plan (if approved by stockholders) will generally be intended to be qualified performance-based compensation and the Compensation Committee has the authority to structure other awards thereunder as qualified performance-based compensation for these purposes.  The Compensation Committee may, however, authorize payments to executives that may not be fully deductible if it believes such payments are in our interests.

Other Tax and Accounting Implications.  The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements.  MFA believes that it is operating in good faith compliance with these statutory provisions and all subsequent regulatory authority.  In December 2008, the employment agreements of all of the Named Executive Officers, the 2004 Equity Compensation Plan and the Senior Officers Plan were amended to bring them into compliance with Section 409A of the Code.

Compensation Risk Considerations

The Compensation Committee monitors the risks and rewards associated with our compensation programs and considers, in establishing our compensation programs, whether these programs encourage unnecessary or excessive risk taking.  The Compensation Committee designs our compensation programs with features that are intended to mitigate risk without diminishing the incentive nature of the compensation.  We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long term.  With respect to the primary elements of our compensation programs, we use a number of practices to help mitigate unnecessary risk taking, including: (1) annual base salaries for all employees, including the Named Executive Officers, are fixed in amount and determined or approved in advance by the Compensation Committee; (2) annual incentive compensation, which is discretionary and subjectively determined for all employees (other than the Bonus Pool for the Senior Executives), is determined or approved in advance by the Compensation Committee and is typically a balance of cash and, depending on employment position, time-vesting equity compensation, such as Restricted Shares, subject to forfeiture, in certain instances, upon termination of service; and (3) long-term incentive compensation is determined or approved in advance by the Compensation Committee and is typically time-vesting equity compensation subject to forfeiture, in certain instances, upon termination of service and, in certain cases, subject to retention requirements.  With respect to the performance-based Bonus Pool established for the Senior Executives, mitigating factors included in this compensation structure include (a) the Compensation Committee's right to apply, in any given year, the Discretionary Adjustment to adjust the Bonus Pool downward by 30% based upon its assessment of certain company-related, market-related and individual performance factors; (b) the Bonus Pool is paid in a combination of cash and Restricted Shares with the specific allocation between cash and Restricted Shares based on the total size of the Bonus Pool (with more Restricted Shares being allocated as the size of the Bonus Pool increases); (c) these Restricted Shares are time vested and subject to forfeiture, in certain instances, upon termination of service and specific retention requirements; and (d) the allocation of the Bonus Pool amongst the Senior Executives is based on the subjective evaluation of their leadership and performance by the Compensation Committee.  As a matter of good governance and oversight, the Compensation Committee requested that Christenson Advisors, its compensation consultant, review our compensation programs in light of recent regulatory guidance on risk and executive compensation.  Christenson Advisors delivered its report, dated March 2, 2010, to the Compensation Committee.  After reviewing and discussing our compensation programs and practices with the Compensation Committee and Christenson Advisors, we believe that our compensation programs are balanced, do not motivate or encourage unnecessary or excessive risk taking and do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee of the Board evaluates and establishes compensation for all of our employees and administers our 2004 Equity Compensation Plan, Senior Officers Plan, Non-Employee Directors Plan and other management incentive, benefit and perquisite programs.  While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.  The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation.  The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

James A. Brodsky, Chairman
Stephen R. Blank
George H. Krauss

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

The following table summarizes the annual compensation received by the Named Executive Officers for the years ended December 31, 2009, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(1)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
Stewart Zimmerman,	2009	$900,000	$1,607,003	$984,888	$279,689	$36,214	$3,807,794
Chairman of the Board and	2008	900,000	1,029,375	458,315	238,552	35,377	2,661,619
Chief Executive Officer	2007	900,000	370,000	1,174,303	94,050	29,947	2,568,300

William S. Gorin,	2009	800,000	1,215,051	672,788	165,656	38,134	2,891,629
President and	2008	737,500	772,031	878,843	144,303	37,989	2,570,666
Chief Financial Officer	2007	675,000	290,000	718,316	59,400	33,331	1,776,047

Ronald A. Freydberg,	2009	750,000	1,097,466	607,676	165,656	37,162	2,657,960
Executive Vice President and	2008	712,500	772,031	726,843	142,852	37,017	2,391,243
Chief Investment and Administrative Officer	2007	675,000	290,000	718,316	56,100	33,331	1,772,747

Craig L. Knutson,	2009	406,250	400,000	762,719	—	37,729	1,606,698
Executive Vice President	2008(9)	237,500	165,000	102,350	—	24,413	529,263
	2007	—	—	—	—	—	—

Timothy W. Korth,	2009	325,000	270,000	37,606	62,647	36,902	732,154
Senior Vice President,	2008	325,000	200,000	18,612	50,185	37,929	631,726
General Counsel and Corporate Secretary	2007	275,000	180,000	165,775	15,750	32,650	669,175

(1)
Material terms of the employment agreements of the Named Executive Officers are provided under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" of this Executive Compensation section of the Proxy Statement.

(2)
Amounts in this column represent (a) for 2009, the cash component of the 2009 bonus awards that were paid to the Named Executive Officers on January 15, 2010, (b) for 2008, the cash component of the 2008 bonus awards that were paid to the Named Executive Officers on January 15, 2009 and (c) for 2007, the cash component of the 2007 bonus awards that were paid to the Named Executive Officers on January 15, 2008.

(3)
Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718.  For a discussion of the assumptions underlying the calculation of award values, see notes 2(h) and 12 in the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.  The 2007 and 2008 amounts were recalculated from amounts shown in our prior proxy statements to reflect their aggregate grant date fair values as required by SEC rules effective for 2010.

(4)
Amounts in this column include the RSUs granted by us under the 2004 Equity Compensation Plan on October 26, 2007, which are scheduled to vest in full on December 31, 2010 (or earlier in the event of death or disability or termination of service with us for any reason other than cause).  Once vested, these RSUs shall be settled on a one-for-one basis in shares of Common Stock on the earlier of a termination of service with us (for any reason), a change in control or on January 1, 2013.  At December 31, 2009, the total number of unvested RSUs held by the Named Executive Officers was 289,353.  See "Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Grants" of this Executive Compensation section of the Proxy Statement.

(5)
Amounts in this column represent aggregate distributions paid on DERs, which represent the right to receive a distribution on each DER equal to the cash dividend paid on a share of Common Stock, attached to outstanding RSUs and vested Options.

(6)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2009.

	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental Insurance	Total
2009	($)	($)	($)	($)	($)
Stewart Zimmerman	$17,361	$9,800	$7,696	$1,357	$36,214
William S. Gorin	23,721	9,800	2,682	1,931	38,134
Ronald A. Freydberg	23,721	9,800	1,710	1,931	37,162
Craig L. Knutson	23,721	9,800	2,277	1,931	37,729
Timothy W. Korth	24,141	9,800	1,030	1,931	36,902

(7)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2008.

	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental Insurance	Total
2008	($)	($)	($)	($)	($)
Stewart Zimmerman	$19,097	$9,200	$5,788	$1,292	$35,377
William S. Gorin	24,269	9,200	2,682	1,838	37,989
Ronald A. Freydberg	24,269	9,200	1,710	1,838	37,017
Craig L. Knutson	12,848	9,200	1,140	1,225	24,413
Timothy W. Korth	25,861	9,200	1,030	1,838	37,929

(8)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2007.

	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental Insurance	Total
2007	($)	($)	($)	($)	($)
Stewart Zimmerman	$13,892	$9,000	$5,825	$1,230	$29,947
William S. Gorin	20,870	9,000	1,710	1,751	33,331
Ronald A. Freydberg	20,870	9,000	1,710	1,751	33,331
Craig L. Knutson	—	—	—	—	—
Timothy W. Korth	20,870	9,000	1,029	1,751	32,650

(9)
Mr. Knutson joined the Company on March 17, 2008.  During 2009, Mr. Knutson entered into an employment agreement that provided for, amongst other things, an annual base salary increase to $425,000 per annum effective July 1, 2009.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted to the Named Executive Officers during the year ended December 31, 2009.

Grants of Plan Based Awards for 2009
	Grant Date	Date of Compensation Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(1) ($)
Stewart Zimmerman	01/02/2009	04/24/2006(2)	16,978	(3)	$95,077
	12/17/2009	12/16/2009	117,856	(4)	889,812
William S. Gorin	12/17/2009	12/16/2009	89,111	(4)	672,788
Ronald A. Freydberg	12/17/2009	12/16/2009	80,487	(4)	607,677
Craig L. Knutson	08/26/2009	08/26/2009	75,000	(5)	587,250
	12/17/2009	12/16/2009	23,241	(6)	175,470
Timothy W. Korth	12/17/2009	12/16/2009	4,981	(6)	37,606

(1)	Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718.

(2)
In accordance with the terms of Mr. Zimmerman's employment agreement, originally approved by the Compensation Committee on April 24, 2006 and subsequently amended and restated on December 10, 2008, the date of his annual stock grant in 2009 was contractually set as the first business day of the year (January 2, 2009).

(3)
In accordance with the terms of Mr. Zimmerman's employment agreement, such shares of Common Stock became fully vested upon the date of grant; however, unless there is a termination of service, Mr. Zimmerman is not permitted to voluntarily or involuntarily sell, transfer, pledge, anticipate, alienate, encumber or assign such shares (or have such shares attached or garnished) until such time as the value of his stock holdings in us exceeds a multiple of five times his annual base compensation and, once this threshold is met, only in amounts having a value that exceeds that multiple.

(4)
In accordance with the terms of the applicable employment agreements and related award agreements, the restriction period on such Restricted Shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2010 and ending with the quarter ending December 31, 2013).

(5)
In accordance with the terms of his employment agreement, Mr. Knutson received a one-time award of 75,000 Restricted Shares.  In accordance with the terms of his employment agreement and the related award agreement, the restriction period on such Restricted Shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended September 30, 2009 and ending with the quarter ending June 30, 2013). With respect to those Restricted Shares that are no longer subject to restriction, Mr. Knutson shall not be permitted to sell or otherwise transfer any of these shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of three times his annual base compensation.

(6)
In accordance with the terms of the applicable award agreements, 25% of such shares of Common Stock became fully vested upon the date of grant and, thereafter, with respect to the remaining 75%, restrictions will lapse on one-quarter of such shares on each of the next three anniversaries of the date of grant.

Outstanding Equity Awards

The following table summarizes all outstanding equity awards held by the Named Executive Officers on December 31, 2009.

Outstanding Equity Awards at Fiscal 2009 Year End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stewart Zimmerman	185,000	—	$10.25	10/01/2013
	—	—	—	—	1,996	(2)	$14,671
	—	—	—	—	50,626	(3)	372,101
	—	—	—	—	117,856	(4)	866,242
	—	—	—	—	115,741	(5)	850,696

William S. Gorin	100,000	—	10.25	10/01/2013
	—	—	—	—	1,141	(2)	8,386
	—	—	—	—	62,500	(6)	459,375
	—	—	—	—	37,969	(3)	279,072
	—	—	—	—	89,111	(4)	654,966
	—	—	—	—	78,125	(5)	574,219

Ronald A. Freydberg	100,000	—	10.25	10/01/2013
	—	—	—	—	1,141	(2)	8,386
	—	—	—	—	46,875	(6)	344,531
	—	—	—	—	37,969	(3)	279,072
	—	—	—	—	80,487	(4)	591,579
	—	—	—	—	78,125	(5)	574,219

Craig L. Knutson	—	—	—	—	9,566	(7)	70,310
	—	—	—	—	65,626	(8)	482,351
	—	—	—	—	17,431	(9)	128,118

Timothy W. Korth	50,000	—	10.23	02/02/2014
	—	—	—	—	428	(2)	3,146
	—	—	—	—	1,740	(7)	12,789
	—	—	—	—	3,736	(9)	27,460
	—	—	—	—	17,362	(5)	127,611

(1)
For purposes of this table, the market value of the Common Stock, including Common Stock reserved for issuance upon settlement of RSUs granted under the 2004 Equity Compensation Plan, is deemed to be $7.35 per share, the closing price of the Common Stock reported on the NYSE on December 31, 2009 (the last trading day of the year).

(2)	These stock awards were granted on December 17, 2007. Assuming continued employment with us, the remaining unvested shares will vest on December 17, 2010.

(3)
These stock awards were granted on December 11, 2008.  Assuming continued employment with us, the restriction period on these shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2009 and ending with the quarter ending December 31, 2012).

(4)
These stock awards were granted on December 17, 2009.  Assuming continued employment with us, the restriction period on these shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2010 and ending with the quarter ending December 31, 2013).

(5)
RSUs awarded under the 2004 Equity Compensation Plan on October 26, 2007.  Assuming continued employment with us, these RSUs will vest in full on December 31, 2010. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Grants" of this Executive Compensation section of the Proxy Statement.

(6)
These stock awards were granted on August 13, 2008.  Assuming continued employment with us, the restriction period on these shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended September 30, 2008 and ending with the quarter ending June 30, 2012).

(7)	These stock awards were granted on December 11, 2008. Assuming continued employment with us, one-half of these shares will vest on December 11 of each of 2010 and 2011.

(8)
These stock awards were granted on August 26, 2009.  Assuming continued employment with us, the restriction period on these shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended September 30, 2009 and ending with the quarter ending June 30, 2013).

(9)	These stock awards were granted on December 17, 2009. Assuming continued employment with us, one-third of these shares will vest on December 17 of each of 2010, 2011 and 2012.

Equity Compensation Plan Information

The following table summarizes certain information regarding the Common Stock available for issuance under the 2004 Equity Compensation Plan as of December 31, 2009.  The following table does not take into account the additional shares of Common Stock available for issuance under the 2010 Equity Compensation Plan, for which authorization is sought at the Annual Meeting.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Available for Future Issuance(1)
Equity Compensation Plans Approved by Stockholders	532,000	$10.14	1,123,974
Equity Compensation Plans Not Approved by Stockholders(2)	—	—	—
Total	532,000	$10.14	1,123,974

(1)
Amounts in this column do not represent the RSUs granted by us under the 2004 Equity Compensation Plan on October 26, 2007, which are scheduled to vest in full on December 31, 2010 (or earlier in the event of death or disability or termination of service with us for any reason other than cause).  Once vested, these RSUs shall be settled on a one-for-one basis in shares of Common Stock on the earlier of a termination of service with us (for any reason), a change in control or on January 1, 2013.  At December 31, 2009, the total number of outstanding RSUs still subject to forfeiture was 326,392.  See "Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Grants" of this Executive Compensation section of the Proxy Statement.

(2)	We have not adopted any "equity compensation plans" as defined in the applicable SEC rules which have not been approved by our stockholders.

Long-Term Incentive Plans and Other Matters

2004 Equity Compensation Plan.  The following discussion does not take into account changes that would be made pursuant to the 2010 Equity Compensation Plan, for which authorization is sought at the Annual Meeting.  For a description of the 2010 Equity Compensation Plan, see "Approval of the 2010 Equity Compensation Plan—Summary of the 2010 Equity Compensation Plan" in this Proxy Statement.

In general, subject to certain exceptions, stock-based awards relating to a maximum of 3.5 million shares of Common Stock may be granted under the 2004 Equity Compensation Plan (forfeitures and/or awards that expire unexercised do not count towards such limit).  Subject to certain exceptions, a participant may not receive stock-based awards in excess of 500,000 shares of Common Stock in any one year and no award may be granted to any person who, assuming exercise of all Options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our capital stock.  Unless previously terminated by the Board, awards may be granted under the 2004 Equity Compensation Plan until the tenth anniversary of the date that our stockholders approved such plan.

Pursuant to Section 422(b) of the Code, in order for Options granted under the 2004 Equity Compensation Plan and vesting in any one calendar year to qualify as ISOs for tax purposes, the market value of the Common Stock, as determined on the date of grant, to be received upon exercise of such Options shall not exceed $100,000 during any such calendar year.  The exercise price of an ISO may not be lower than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock on the date of grant.  In addition, the exercise price for any other type of Option issued under the 2004 Equity Compensation Plan may not be less than the fair market value on the date of grant.  Each Option is exercisable after the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant.  Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee and set forth in the applicable award agreement.

A RSU is a right to receive, subject to the satisfaction of conditions set by the Compensation Committee at the time of grant, a payment of a specified value, which may be a share of Common Stock, the fair market value of a share of Common Stock or such fair market value to the extent in excess of an established base value, on the applicable settlement date.  A DER is a right to receive, as specified by the Compensation Committee at the time of grant, a distribution equal to the dividend distributions that would be paid on a share of Common Stock.  DERs may be granted separately or together with other awards and are paid in cash or other consideration at such times and in accordance with such rules as the Compensation Committee shall determine in its discretion.

As of the Record Date, under our 2004 Equity Compensation Plan, there were outstanding (i) Options to acquire (a) a total of 452,000 shares of Common Stock at a purchase price of $10.25 per share, (b) a total of 50,000 shares of Common Stock at a purchase price of $10.23 per share, and (c) a total of 30,000 shares of Common Stock at a purchase price of $8.40 per share, (ii) a total of 326,392 RSUs subject to forfeiture, (iii) a total of 736,442 Restricted Shares subject to forfeiture and (iv) a total of 835,892 vested DERs.  During 2009, no Options were granted, 100,000 Options were exercised and no outstanding Options for any of the Named Executive Officers were repriced.  As of the Record Date, 1,037,727 shares of Common Stock remained available for grant to eligible participants under our 2004 Equity Compensation Plan.

The following table summarizes certain information regarding Options exercised and stock awards vested with respect to the Named Executive Officers during the year ended December 31, 2009.

	Option Exercises and Stock Vested in 2009
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stewart Zimmerman	100,000	$241,055	35,847	$228,721
William S. Gorin	—	—	39,998	282,610
Ronald A. Freydberg	—	—	33,747	238,681
Craig L. Knutson	—	—	19,967	152,166
Timothy W. Korth	—	—	2,784	21,158

Deferred Plans.  On December 19, 2002, the Board adopted the Senior Officers Plan and the Non-Employee Directors Plan (collectively, as amended, the "Deferred Plans").  The Deferred Plans are intended to provide our non-employee directors and executive officers with an opportunity to defer up to 100% of certain compensation, as defined in the Deferred Plans, while at the same time aligning their interests with the interests of stockholders.  Under the Deferred Plans, amounts deferred are considered to be converted into "stock units," which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock.  Deferred amounts, together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time.  The Deferred Plans are non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended, and are not funded.  Prior to the time that the deferred accounts are settled, participants are unsecured creditors.

The following table summarizes certain information regarding amounts deferred by the Named Executive Officers under the Senior Officers Plan as of December 31, 2009.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stewart Zimmerman	—	—	—	$12,438	$45,011
William S. Gorin	—	—	—	69,964	—
Ronald A. Freydberg	—	—	—	34,982	—
Craig L. Knutson	—	—	—	—	—
Timothy W. Korth	—	—	—	—	—

The following table summarizes certain additional information regarding amounts deferred by our non-employee directors and Named Executive Officers participating in the Deferred Plans as of December 31, 2009.

Name	Total Amount Deferred (1)	Distribution in 2009	Remaining Deferred Amount (2)	Fair Market Value of Remaining Amount (3)
Non-Employee Directors
Stephen R. Blank	$74,957	$3,663	$71,294	$88,143
James A. Brodsky	42,012	18,306	23,707	29,309
Edison C. Buchanan	148,390	41,553	106,836	132,085
Alan L. Gosule	116,374	42,903	73,471	90,834
George H. Krauss	239,306	50,290	189,016	233,687
Named Executive Officers
Stewart Zimmerman	49,834	12,438	37,396	45,011
William S. Gorin	69,964	69,964	—	—
Ronald A. Freydberg	34,982	34,982	—	—
Total	$775,819	$274,099	$501,720	$619,069

(1)
Amounts in this column represent total compensation deferred and cash dividend equivalents credited to outstanding stock units from the inception of the Deferred Plans, less any cash distributions made at the termination of any elected deferral and payment period.

(2)	Amounts in this column represent total compensation deferred and cash dividend equivalents credited to outstanding stock units under the Deferred Plans after 2009 distributions.

(3)
Amounts in this column represent fair market value of total compensation deferred and cash dividend equivalents credited to outstanding stock units (based upon the closing price of the Common Stock of $7.35 per share reported on the NYSE on December 31, 2009 (the last trading day of the year)) under the Deferred Plans at December 31, 2009.

Pension Benefits

The Named Executive Officers received no benefits in 2009 from us under defined pension or defined contribution plans other than our tax-qualified 401(k) Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have employment agreements with each of the Named Executive Officers.  As described below, these employment agreements provide the Named Executive Officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change-in-control involving MFA.  As used below, the terms "Cause," "Change In Control," "Disability," "Good Reason," "Pre-Change-In-Control Event" and "Retirement" shall have the respective meanings set forth in the applicable employment or award agreements.

Stewart Zimmerman.  The employment agreement for Mr. Zimmerman provides for an annual base salary of not less than $900,000.  Pursuant to this agreement, Mr. Zimmerman is also entitled to receive an annual grant of Common Stock, having an aggregate fair market value of $100,000 on the date of grant, on the first business day of each year during the five-year term of his employment.  In addition, Mr. Zimmerman is eligible to participate with Messrs. Gorin and Freydberg in the Bonus Pool, ranging annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee), based upon our attainment of specified ROAE targets.  Specific information regarding the Bonus Pool, including the applicable ROAE targets, is provided under "Compensation Discussion and Analysis—Elements of Executive Compensation" of this Executive Compensation section of the Proxy Statement.  Amounts allocated to Mr. Zimmerman annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool.  Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to Mr. Zimmerman will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares.  In addition, in accordance with this agreement, Mr. Zimmerman shall not be permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of five times his annual base compensation.  Mr. Zimmerman's employment agreement, which became effective on April 16, 2006, had an initial stated term of approximately five years, subject to earlier termination in certain circumstances, and, in accordance with the automatic renewal provisions set forth therein, is currently scheduled to expire on December 31, 2011.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Zimmerman is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

•
Without Cause or For Good Reason.  If Mr. Zimmerman's employment is terminated by us without Cause (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to three times the greater of his combined annual base compensation and performance bonus for the preceding fiscal year or the average of his combined annual base compensation and performance bonus for the three preceding fiscal years, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares, and (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs.  In the event that Mr. Zimmerman's employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $8,319,064.

•
Change In Control.  If Mr. Zimmerman's employment is terminated (i) by us without Cause within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within six months following a Change In Control, or (iii) by us other than for Cause or by his resignation for Good Reason within 24 months following a Change In Control, he will be entitled to (a) a payment equal to 300% of the sum of his current annual base compensation and his performance bonus for the immediately preceding year, (b) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares, (d) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (e) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement.  In the event that Mr. Zimmerman's employment with us was terminated on December 31, 2009 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $8,411,845.

•
Non-Renewal of Employment.  If Mr. Zimmerman's employment is terminated following notice by us of our determination not to renew the term of his employment at the end of any applicable term of his employment agreement, he will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares and (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs.  In the event that Mr. Zimmerman's employment with us was terminated on December 31, 2009 under this scenario, he would have been entitled to receive from us a payment estimated to be $3,230,939.

•
Death or Disability.  If Mr. Zimmerman's employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to two times his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (v) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations).  In the event that Mr. Zimmerman's employment with us was terminated on December 31, 2009 (a) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $4,230,939 or (b) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $4,702,146 (assuming payment of health insurance until age 70).

•
Cause, Voluntarily Without Good Reason or Retirement.  If Mr. Zimmerman's employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason or as a result of his Retirement, he will not be entitled to any additional payments from us.  If Mr. Zimmerman's employment is terminated as a result of his Retirement, all of his vested Options and related DERs will remain outstanding for a 24-month period following his Retirement.  In the event that Mr. Zimmerman's employment with us was terminated on December 31, 2009 as a result of his Retirement, he would have been entitled to receive from us a payment estimated to be $399,600.

In addition to the foregoing amounts, in the event that Mr. Zimmerman's employment with us was terminated on December 31, 2009 under any of the scenarios identified above, he would have also been entitled to receive from us a payment of all amounts deferred by him under the Senior Officers Plan equal to $45,011.

William S. Gorin.  The employment agreement for Mr. Gorin provides for an annual base salary of not less than $800,000.  Upon execution of this agreement, Mr. Gorin received a one-time award of 100,000 Restricted Shares.  In addition, Mr. Gorin is eligible to participate with Messrs. Zimmerman and Freydberg in the Bonus Pool, ranging annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee), based upon our attainment of specified ROAE targets.  Specific information regarding the Bonus Pool, including the applicable ROAE targets, is provided under "Compensation Discussion and Analysis—Elements of Executive Compensation" of this Executive Compensation section of the Proxy Statement.  Amounts allocated to Mr. Gorin annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool.  Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to Mr. Gorin will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares.  In addition, in accordance with this agreement, Mr. Gorin shall not be permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of four times his annual base compensation.  Mr. Gorin's employment agreement has a stated term of approximately three and one-half years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2011.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Gorin is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

•
Without Cause or For Good Reason.  If Mr. Gorin's employment is terminated by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to his current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (v) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination.  In the event that Mr. Gorin's employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $4,583,681.

•
Change In Control.  If Mr. Gorin's employment is terminated (i) by us without Cause within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to 300% of the sum of his current annual base compensation and his highest performance bonus received during one of the two immediately preceding years, (b) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (d) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (e) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement.  In the event that Mr. Gorin's employment with us was terminated on December 31, 2009 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $6,943,418.

•
Death or Disability.  If Mr. Gorin's employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (v) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations).  In the event that Mr. Gorin's employment with us was terminated on December 31, 2009 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $2,875,607 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $3,379,954 (assuming payment of health insurance until age 65).

•
Cause or Voluntarily Without Good Reason.  If Mr. Gorin's employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

Ronald A. Freydberg.  The employment agreement for Mr. Freydberg provides for an annual base salary of not less than $750,000.  Upon execution of this agreement, Mr. Freydberg received a one-time award of 75,000 Restricted Shares.  In addition, Mr. Freydberg is eligible to participate with Messrs. Zimmerman and Gorin in the Bonus Pool, ranging annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee), based upon our attainment of specified ROAE targets.  Specific information regarding the Bonus Pool, including the applicable ROAE targets, is provided under "Compensation Discussion and Analysis—Elements of Executive Compensation" of this Executive Compensation section of the Proxy Statement.  Amounts allocated to Mr. Freydberg annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool.  Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to Mr. Freydberg will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares.  In addition, in accordance with this agreement, Mr. Freydberg shall not be permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of three times his annual base compensation.  Mr. Freydberg's employment agreement has a stated term of approximately three and one-half years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2011.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Freydberg is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

•
Without Cause or For Good Reason.  If Mr. Freydberg's employment is terminated by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to his current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (v) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination.  In the event that Mr. Freydberg's employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $4,248,904.

•
Change In Control.  If Mr. Freydberg's employment is terminated (i) by us without Cause within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to 300% of the sum of his current annual base compensation and his highest performance bonus received during one of the two immediately preceding years, (b) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (d) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (e) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement.  In the event that Mr. Freydberg's employment with us was terminated on December 31, 2009 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $6,605,725.

•
Death or Disability.  If Mr. Freydberg's employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding RSUs and the payment of all dividends on such RSUs and (v) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations).  In the event that Mr. Freydberg's employment with us was terminated on December 31, 2009 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $2,640,829 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $3,217,227 (assuming payment of health insurance until age 65).

•
Cause or Voluntarily Without Good Reason.  If Mr. Freydberg's employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

Craig L. Knutson.  The employment agreement for Mr. Knutson provides for an annual base salary equal to $425,000.  Pursuant to this agreement, Mr. Knutson is eligible to receive an annual performance bonus as recommended by our Chief Executive Officer and approved by the Compensation Committee or the Board, as the case may be.  Mr. Knutson's employment agreement has a term of 30 months, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2011.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Knutson is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

•
Without Cause or For Good Reason.  If Mr. Knutson 's employment is terminated by us without Cause (which would exclude our determination not to renew his employment at the end of any applicable term), he will be entitled to (i) a payment equal to the sum of (A) his current annual base compensation and (B) the average performance bonus payable to him with respect to the three immediately preceding years; provided that, if Mr. Knutson was not an employee of the Company during one or more of such three preceding years, such year(s) shall not be taken into account, (ii) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, and (iii) the immediate full vesting and settlement of all of his outstanding RSUs.  In the event that Mr. Knutson's employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $1,130,787.

•
Change In Control.  If Mr. Knutson 's employment is terminated (i) by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause (which would include our determination not to renew his employment at the end of any applicable term) or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to the sum of his current annual base compensation and the average performance bonus payable to him with respect to the three immediately preceding years; provided that, if Mr. Knutson was not an employee of the Company during one or more of such three preceding years, such year(s) shall not be taken into account, (b) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, and (c) the immediate full vesting and settlement of all of his outstanding RSUs.  In the event that Mr. Knutson's employment with us was terminated on December 31, 2009 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $1,405,787.

•
Death or Disability.  If Mr. Knutson's employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to the sum of (A) his current annual base compensation and (B) the average performance bonus payable to him with respect to the three immediately preceding years; provided that, if Mr. Knutson was not an employee of the Company during one or more of such three preceding years, such year(s) shall not be taken into account, (ii) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, and (iii) the immediate full vesting and settlement of all of his outstanding RSUs.  In the event that Mr. Knutson's employment with us was terminated on December 31, 2009 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $1,405,787 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $1,405,787.

•
Cause or Voluntarily Without Good Reason.  If Mr. Knutson's employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

Timothy W. Korth.  The employment agreement for Mr. Korth provides for an annual base salary equal to $334,000.  Pursuant to this agreement, Mr. Korth is eligible to receive an annual performance bonus as recommended by our Chief Executive Officer and approved by the Compensation Committee or the Board, as the case may be.  Mr. Korth's employment agreement has a term of two years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2011.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Korth is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

•
Without Cause or For Good Reason.  If Mr. Korth's employment is terminated by us without Cause (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to the sum of (A) his current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination and (B) the average performance bonus payable to him with respect to the three immediately preceding years, (ii) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting and settlement of all of his outstanding RSUs and (iv) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination.  In the event that Mr. Korth's employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $624,895.

•
Change In Control.  If Mr. Korth's employment is terminated (i) by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause (which would include our determination not to renew his employment at the end of any applicable term) or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to 250% of the sum of his current annual base compensation and the average performance bonus payable to him with respect to the three immediately preceding years, (b) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting and settlement of all of his outstanding RSUs and (d) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement.  In the event that Mr. Korth's employment with us was terminated on December 31, 2009 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $1,612,189.

•
Death or Disability.  If Mr. Korth's employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to the sum of (A) his current annual base compensation and (B) the average performance bonus payable to him with respect to the three immediately preceding years, (ii) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting and settlement of all of his outstanding RSUs and (iv) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations).  In the event that Mr. Korth's employment with us was terminated on December 31, 2009 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $699,954 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $1,463,708 (assuming payment of health insurance until age 65).

•
Cause or Voluntarily Without Good Reason.  If Mr. Korth's employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

Each of the employment agreements of Messrs. Zimmerman, Gorin and Freydberg includes a prohibition on (a) providing services to, or acquiring certain interests in, any other mortgage REIT and (b) soliciting our employees, in either case without our consent, for a period of one year following a termination of employment; provided that the non-compete obligation described in clause (a) of this sentence will not be effective, in the event any such individual elects not to renew the term of his employment upon expiration of the initial or any renewal period.  In addition, Mr. Knutson's employment agreement generally includes a prohibition on (i) providing services to, or acquiring certain interests in, without our consent, (A) any entity or person engaged in acquiring mortgage-backed securities, for a period of five months following a termination of employment, or (B) any other mortgage REIT for a period of one year following a termination of employment, and (ii) soliciting our employees, without our consent, for a period of one year following a termination of employment; provided that the non-compete obligations described in clause (i) of this sentence will not be effective in the event either he or we elect not to renew the term of his employment upon the expiration of the initial or any renewal period, and the non-compete obligations described in clause (A) of this sentence will not be effective if certain minimum bonus payments are not paid to Mr. Knutson.  Further, Mr. Korth's employment agreement includes a prohibition on soliciting our employees without our consent, for a period of one year following a termination of employment.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock ("10% Holders") to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MFA.  Directors, executive officers and 10% Holders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and written representations from our directors, executive officers and 10% Holders that no other reports were required to be filed, we believe that for the year ended December 31, 2009 our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest.

Since 2001, we have retained the services of Clifford Chance as our outside legal counsel for general, corporate, securities and other matters.  Alan L. Gosule, one of our directors, is a partner of Clifford Chance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of the Common Stock, (ii) the Named Executive Officers, (iii) our directors and (iv) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Business Address(1)	Shares(2)(3)	Shares Subject to Options(4)	Total	Percent of Class
Directors and Officers
Stewart Zimmerman	481,927	185,000	666,927	*
William S. Gorin	417,482	100,000	517,482	*
Ronald A. Freydberg	333,935	100,000	433,935	*
Craig L. Knutson	124,372	—	124,372	*
Timothy W. Korth	21,133	50,000	71,133	*
Stephen R. Blank	12,468	5,000	17,468	*
James A. Brodsky	17,750	5,000	22,750	*
Edison C. Buchanan	8,750	5,000	13,750	*
Michael L. Dahir	162,686	5,000	167,686	*
Alan L. Gosule	11,336	5,000	16,336	*
Robin Josephs	14,200	—	14,200	*
George H. Krauss	30,973	5,000	35,973	*
All directors and executive officers as a group (14 persons)	1,665,410	515,000	2,180,410	*
Blackrock, Inc.(5)
40 East 52nd Street San Francisco, California 94105	27,089,889	—	27,089,889	9.66%
Wellington Management Company, LLP(6) 75 State Street Boston, Massachusetts 02109	24,202,071	—	24,202,071	8.63%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.

(1)	The business address of each director and Named Executive Officer is c/o MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022.

(2)
Each director and Named Executive Officer has sole voting and investment power with respect to these shares, except that (i) Mr. Freydberg jointly holds 76,000 shares with his spouse and (ii) Mr. Krauss's spouse has sole voting and investment power with respect to 22,223 shares.

(3)
Includes unvested Restricted Shares granted to the Named Executive Officers pursuant to our 2004 Equity Compensation Plan as follows:  Mr. Zimmerman – 170,478 Restricted Shares; Mr. Gorin – 190,721 Restricted Shares; Mr. Freydberg – 166,472 Restricted Shares; Mr. Knutson – 92,623 Restricted Shares; and Mr. Korth – 5,904 Restricted Shares.

(4)
For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any Options.  Options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person.

(5)
On its Schedule 13G filed with the SEC on January 29, 2010, Blackrock, Inc. reported sole voting power with respect to 27,089,889 shares of Common Stock beneficially owned by them and sole dispositive power with respect to 27,089,889 shares of Common Stock beneficially owned by them.  The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 9.66%, which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G.

(6)
On its Schedule 13G (Amendment No. 3) filed with the SEC on February 12, 2010, Wellington Management Company, LLP reported shared voting power with respect to 19,381,895 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 24,202,071 shares of Common Stock beneficially owned by them.  The Schedule 13G (Amendment No. 3) reports a beneficial ownership percentage of shares of Common Stock of 8.63%, which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G (Amendment No. 3).

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting.  The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting.  As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2011 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 7, 2010.

Pursuant to our Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, that is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting.  Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2011 Annual Meeting of Stockholders must notify us in writing of such proposal by December 7, 2010, but in no event earlier than November 7, 2010.

Any such nomination or proposal should be sent to Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022 and, to the extent applicable, must include the information required by our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the proxy statement and annual report) addressed to those stockholders.  This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be "householding" our proxy materials.  A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders.  Once a stockholder has received notice from its broker that they will be "householding" communications to such stockholder's address, "householding" will continue until such stockholder revokes consent to "householding" or is notified otherwise.  If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to:  MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, Attn:  Timothy W. Korth, our General Counsel, Senior Vice President and Corporate Secretary or by calling our investor relations toll-free phoneline at (800) 892-7547.  In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to "householding."  Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request "householding" of their communications should contact us as specified above or their respective brokers.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting.  This solicitation is being made primarily through the internet and by mail, but may also be made by our directors, executive officers, employees and representatives by telephone, telegraph, facsimile transmission, electronic transmission, internet, mail or personal interview.  No additional compensation will be given to our directors, executive officers or employees for this solicitation.  We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER.  REQUESTS SHOULD BE DIRECTED TO TIMOTHY W. KORTH, OUR GENERAL COUNSEL, SENIOR VICE PRESIDENT AND CORPORATE SECRETARY, AT MFA FINANCIAL, INC., 350 PARK AVENUE, 21ST FLOOR, NEW YORK, NEW YORK 10022.

By Order of the Board

Timothy W. Korth
General Counsel, Senior Vice President
and Corporate Secretary

New York, New York
April 6, 2010

APPENDIX A

MFA FINANCIAL, INC.
2010 EQUITY COMPENSATION PLAN

1.      PURPOSE.  The Plan is intended to provide incentives to key employees, officers, directors and others expected to provide significant services to the Company, including the employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies.  In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.  The Plan amends and restates the Amended and Restated 2004 Equity Compensation Plan, which was initially approved by the stockholders of the Company on May 27, 2004 and which was thereafter amended as of December 10, 2008.

2.      DEFINITIONS.  As used in this Plan, the following definitions apply (provided that, in the case of capitalized terms used in Agreements to prior versions of the Plan, which terms have been replaced by capitalized terms defined herein, the capitalized terms in such Agreements shall, as the context so requires, have the respective meanings ascribed herein to such replacement terms):

"Act" shall mean the Securities Act of 1933, as amended.

"Agreement" shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean, unless otherwise provided in the Grantee's Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee's employment agreement (if any) with the Company (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Committee" shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, each qualified as a "Non-Employee Director" under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an "Outside Director" under Section 1.162-27(e)(3)(i) of the Treasury Regulations.

"Common Stock" shall mean the Company's common stock, par value $0.01 per share, either currently existing or authorized hereafter.

"Company" shall mean MFA Financial, Inc., a Maryland corporation.

"DER" shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

"Disability" shall mean, unless otherwise provided by the Committee in the Grantee's Agreement, the occurrence of an event which would entitle the Grantee to the payment of disability income under one of the Company's approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.  Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.  Nothing herein shall limit or restrict the payment of any amount subject to Section 409A of the Code upon an otherwise permitted payment event under Section 409A of the Code, including upon a Termination of Service.

"Eligible Persons" shall mean officers, directors and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies.  For purposes of the Plan, a consultant, vendor, customer or other provider of significant services to the Company or any other Participating Company shall be deemed to be an Eligible Person, but will be eligible to receive Grants (but in no event Incentive Stock Options), only after a finding by the Committee in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

"Employee" shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

"Fair Market Value" shall mean the value of one share of Common Stock, determined as follows:

(i)
If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)
If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii)
If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine.  Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any "stock right" within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the "fair market value" of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(iv).

"Grant" shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person.  The Committee will determine the eligibility of employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals' accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

"Grantee" shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares,  DERs or other equity-based awards are granted hereunder.

"Incentive Stock Option" shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee.

"Non-qualified Stock Option" shall mean an Option not described in Section 422(b) of the Code.

"Option" shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

"Optionee" shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

"Participating Companies" shall mean the Company and any of its Subsidiaries which with the consent of the Board participates in the Plan.

"Phantom Share" shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

"Phantom Share Value," per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

"Plan" shall mean the Company's 2010 Equity Compensation Plan, as set forth herein, and as the same may from time to time be amended.

"Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

"Restricted Stock" shall mean an award of Shares that are subject to restrictions hereunder.

"Retirement" shall mean, unless otherwise provided by the Committee in the Grantee's Agreement, the Termination of Service (other than for Cause) of a Grantee:

(i)	on or after the Grantee's attainment of age 65;

(ii)	on or after the Grantee's attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii)	as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

"Shares" shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

"Subsidiary" shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another subsidiary.

"Successors of the Optionee" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

"Termination of Service" shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous reemployment of the Grantee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company.  The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service.  For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).  Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted in a manner that is consistent with the definition of a "separation from service" under Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3.      EFFECTIVE DATE.  The effective date of this restatement of the Plan shall be the date on which it is approved by the holders of the requisite percentage of shares of Common Stock, at a meeting duly called for such purpose.  The Plan shall terminate on, and no award shall be granted hereunder on or after, the 10-year anniversary of the approval of the Plan by the stockholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

4.      ADMINISTRATION.

a.      Membership on Committee.  The Plan shall be administered by the Committee appointed by the Board.  If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

b.      Committee Meetings.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

c.      Grant of Awards.

(i)
The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person.  In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate.  The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company.  The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement.  DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion.  Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.  The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law.  Without limiting the generality of Section 23, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)
Notwithstanding clause (i) of this Section 4(c) and Section 7(a), any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Corporation who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

d.      Awards.

(i)
Agreements.  Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine.  Such Agreements shall comply with and be subject to the terms and conditions set forth herein.

(ii)
Number of Shares.  Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iii)
Grants.  Subject to the terms and conditions of the Plan and consistent with the Company's intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)
to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)
to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3)
to amend any outstanding Grant, subject to Section 17, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

(4)	generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(iv)
Any Grant awarded after the effective date of this Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company "clawback" or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy.

5.      PARTICIPATION.

a.      Eligibility.  Only Eligible Persons shall be eligible to receive Grants under the Plan.

b.      Limitation of Ownership.  No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding shares of Common Stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

c.      Stock Ownership.  For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.  Stock with respect to which any person holds an Option shall be considered to be owned by such person.

d.      Outstanding Stock.  For purposes of Section 5(b) above, "outstanding shares" shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee.  With respect to the stock ownership of any Grantee, "outstanding shares" shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6.      STOCK.  Subject to adjustments pursuant to Section 15, Grants with respect to an aggregate of no more than 20,000,000 Shares may be granted under the Plan (all of which may be issued as Options).  Subject to adjustments pursuant to Section 15, (i) the maximum number of Shares with respect to which any Options may be granted in any one year to any Grantee shall not exceed 1,500,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one year to any Grantee shall not exceed 1,500,000.  Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants.  Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan.  The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate.  Shares subject to DERs, other than DERs based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of this Section 6.  Notwithstanding the limitations above in this Section 6, except in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan.  If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.

7.      TERMS AND CONDITIONS OF OPTIONS.

a.      Initial Awards to Compensation Committee Members.  Subject to the other terms of the Plan, each member of the Committee shall automatically be granted a Non-qualified Stock Option to purchase shares of Common Stock and DERs upon the date such person is initially appointed to the Committee, with such terms as may be set forth in the applicable Agreement.  Such awards shall be in the amounts set forth in Exhibit A herein, as may be amended from time to time.  Each Option granted to a Committee member under this Section 7(a) shall become exercisable commencing one year after the date of Grant (unless otherwise provided in the applicable Agreement) and shall expire 10 years thereafter.  Such Options shall be subject to adjustment as provided in Section 15; provided that such adjustment and any action by the Board or the Committee with respect to the Plan and such Options satisfies the requirements for exemption under Rule 16b-3 under the Exchange Act and does not cause any member of the Committee to be disqualified as a Non-Employee Director under such Rule.  Notwithstanding the foregoing, the Board may prospectively, from time to time, discontinue, reduce or increase the amount of any or all of the Grants otherwise to be made under this Section 7(a).

b.      Each Agreement with an Eligible Person shall state the Exercise Price.  The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

c.      Medium and Time of Payment.  Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option.  In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 20.  If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)	by a certified or bank cashier's check;

(ii)
by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)	by cancellation of indebtedness owed by the Company to the Grantee;

(iv)
subject to Section 17(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee.  The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(v)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.  Any fractional shares of Common Stock resulting from a Grantee's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

d.      Term and Nontransferability of Grants and Options.

(i)	Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii)	No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)
Except if otherwise provided in an applicable Agreement, no Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his or her death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) complies with applicable law, including securities law, and (iv) is otherwise appropriate and desirable.

(iv)	No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(v)
The Committee may not modify, extend or renew any Option granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act and Section 409A of the Code, to the extent applicable.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

e.      Termination of Service, Except by Death, Retirement or Disability.  Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service by a Participating Company for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Option not exercised in full prior to such termination shall be canceled.

f.      Death of Optionee.  Unless otherwise provided in the applicable Agreement, if the Optionee of an Option dies while an Eligible Person or within three months after any Termination of Service other than for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of Section 4(c) above, at anytime within 12 months after the Optionee's death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

g.      Disability or Retirement of Optionee.  Unless otherwise provided in the applicable Agreement, upon any Termination of Service for reason of his or her Disability or Retirement, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 24 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

h.      Rights as a Stockholder.  An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15.

i.      Modification, Extension and Renewal of Option.  Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but not including repricings, in the absence of stockholder approval).  The Committee may modify, extend or renew any Option granted to any Eligible Person, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 under the Exchange Act and Section 409A of the Code.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

j.      Stock Appreciation Rights.  The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee and as may be set forth in the applicable Agreement, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

k.      Deferral.  The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

l.      Other Provisions.  The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.      SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

a.      In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000.

b.      In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

c.      If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.      PROVISIONS APPLICABLE TO RESTRICTED STOCK.

a.      Vesting Periods.  In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Agreement.  Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

b.      Grant of Restricted Stock.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

c.      Certificates.

(i)
In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  Any such certificate shall be registered in the name of the Grantee.  Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company's charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MFA FINANCIAL, INC. 2010 EQUITY COMPENSATION PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MFA FINANCIAL, INC.  COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF MFA FINANCIAL, INC. AT 350 PARK AVENUE, NEW YORK, NEW YORK 10022.

(ii)
The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Grant.  If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

d.      Restrictions and Conditions.  Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)
Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)
Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 15, or as otherwise provided in the applicable Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares; provided, however, that cash dividends on such Shares shall, unless otherwise provided by the Committee in the applicable Agreement, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited).  Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)
Termination of Service, Except by Death, Retirement or Disability.  Unless otherwise provided in the applicable Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for Cause or by the Grantee for any reason other than his or her death, Retirement or Disability, during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)
Death, Disability or Retirement of Grantee.  Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Participating Company for any reason other than Cause, during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

10.    PROVISIONS APPLICABLE TO PHANTOM SHARES.

a.      Grant of Phantom Shares.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

b.      Term.  The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

c.      Vesting.

(i)	Subject to the provisions of the applicable Agreement and Section 10(c)(ii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii)	Unless otherwise determined by the Committee in an applicable Agreement, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(1)
Termination of Service for Cause.  Unless otherwise provided in the applicable Agreement and subject to clause (2) below, if the Grantee has a Termination of Service for Cause, all of the Grantee's Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(2)
Termination of Service for Death, Disability or Retirement of Grantee or by the Participating Company for Any Reason Other than Cause.  Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Participating Company for any reason other than Cause, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(3)
Except as contemplated above, in the event that a Grantee has a Termination of Service, any and all of the Grantee's Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee's vested Phantom Shares shall be settled as set forth in Section 10(d).

d.      Settlement of Phantom Shares.

(i)
Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii)
Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.  If the Grantee's Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(iii)	(1)
Unless otherwise provided in an applicable Agreement, the settlement date with respect to a Grantee is the first day of the month to follow the Grantee's Termination of Service ("Settlement Date"); provided, however, that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee.  Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code.  In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 10(d)(iii)(1) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(2)
Notwithstanding Section 10(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(3)	Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee's death.

(iv)
Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an "Unforeseeable Emergency."  For these purposes, an "Unforeseeable Emergency," as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or "dependent," as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by liquidation of the Grantee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3)	by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

e.      Other Phantom Share Provisions.

(i)
Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)
A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

(iii)
The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)	Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)
No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

f.      Claims Procedures.

(i)
The Grantee, or his or her beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee.  A claim is not considered filed until such communication is actually received.  Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1)	approve the claim and take appropriate steps for satisfaction of the claim; or

(2)
if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 10(f) as the provision setting forth the claims procedure under the Plan.

(ii)
The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim.  Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

11.    PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

a.      Grant of DERs.  Subject to the other terms of the Plan (including, without limitation, Section 7(a)), the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee.  Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  With respect to DERs granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such DERs shall be payable regardless of whether such Option is exercised.  If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

b.      Certain Terms.

(i)	The term of a DER shall be set by the Committee in its discretion.

(ii)	Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

c.      Other Types of DERs.  The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be granted to Eligible Persons.  For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 11(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

d.      Deferral.

(i)
The Committee may (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)
The Committee may establish a program under which distributions with respect to DERs may be deferred.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.    OTHER EQUITY-BASED AWARDS.  The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

13.    PERFORMANCE GOALS.  The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code ("Performance-Based Grants") (i) establish one or more performance goals ("Performance Goals") as a precondition to the issue of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied.  The Performance Goals shall be based upon the criteria set forth in Exhibit B hereto which is hereby incorporated herein by reference as though set forth in full.  The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code.  Prior to the award of Restricted Stock hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Grant, have been satisfied.  Performance Goals which do not satisfy the foregoing provisions of this Section 13 may be established by the Committee with respect to Grants not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

14.    TERM OF PLAN.  Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

15.    RECAPITALIZATION AND CHANGES OF CONTROL.

a.      Subject to any required action by stockholders and to the specific provisions of Section 16, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1)
the maximum aggregate number of Shares which shall be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that shall be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan shall be appropriately adjusted by the Committee in its discretion; and

(2)
the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees' rights hereunder (including under their applicable Agreements) so that they are, in their respective Options, Phantom Shares and DERs (and, as appropriate, other Grants under Section 12), substantially proportionate to the rights existing in such Options, Phantom Shares and DERs prior to such event (and other Grants under Section 12), including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 12) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 12, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares subject to all outstanding Grants, the number of Shares available under Section 6 above shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

b.      Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

c.      If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

d.      The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

e.      Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.  Subject to the terms of any Agreement, in the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other Grant under Section 12, shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

f.      To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

g.      Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

h.      Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

i.      Upon the occurrence of a Change of Control:

(i)
The Committee as constituted immediately before the Change of Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability of the Options and settling of each Phantom Share or, as applicable, other Grant under Section 12), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)	Except as otherwise provided in an applicable Agreement, all restrictions and conditions on each DER shall automatically lapse and all Grants under the Plan shall be deemed fully vested.

(iii)
Notwithstanding the provisions of Section 10 (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), the Settlement Date for Phantom Shares shall be the date of such Change of Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

j.      "Change of Control" shall mean the occurrence of any one of the following events:

(i)
any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act(other than the Company, any of its affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its affiliates and, with respect to any particular Eligible Employee, other than such Eligible Employee) together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("voting securities") or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)
persons who, as of the effective date of the Plan, constitute the Board (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a member of the Board subsequent to the effective date whose election or nomination for election was approved and/or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii)
there shall occur (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this subsection (j).

16.    EFFECT OF CERTAIN TRANSACTIONS.  In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 15.  In the event of such termination, all outstanding Options and Grants shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

17.    SECURITIES LAW REQUIREMENTS.

a.      Legality of Issuance.  The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)
the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)
the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)
each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or DERs (or issuance of Shares in respect thereof), or other Grant under Section 12 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

b.      Restrictions on Transfer.  Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law.  In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons.  Without limiting the generality of Section 6, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

"THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT").  ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

c.      Registration or Qualification of Securities.  The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

d.      Exchange of Certificates.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

e.      Certain Loans.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

18.    AMENDMENT OF THE PLAN.  The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted unless such amendments are in connection with compliance with applicable laws; provided, however, that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained.

19.    APPLICATION OF FUNDS.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

20.    TAX WITHHOLDING.  Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.  A Grantee may, if approved (or pre-approved) by the Committee in its discretion, elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee's cash compensation.  Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

21.    NOTICES.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 21.

22.    RIGHTS TO EMPLOYMENT OR OTHER SERVICE.  Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual's employment or other service at any time.

23.    EXCULPATION AND INDEMNIFICATION.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

24.    COMPLIANCE WITH SECTION 409A OF THE CODE.

(i)
Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(ii)
With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company's stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code).  Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee's Termination of Service.

(iii)
Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

25.    NO FUND CREATED.  Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 25 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).  Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee's right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

26.    NO FIDUCIARY RELATIONSHIP.  Nothing contained in the Plan (including without limitation Section 10(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

27.    CAPTIONS.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

28.    GOVERNING LAW.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

29.    EXECUTION.  The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 4th day of March, 2010.

MFA FINANCIAL, INC.,
a Maryland corporation

By:	/s/ Stewart Zimmerman
Name:	Stewart Zimmerman
Title:	Chief Executive Officer

EXHIBIT A

INITIAL AWARDS TO COMPENSATION COMMITTEE MEMBERS

In accordance with Section 7(a) herein, a member of the Committee shall be eligible to receive the following Non-qualified Stock Option and DERs upon the date such person is initially appointed to the Committee:

1.  Non-qualified Stock Option to purchase 5,000 shares of Common Stock

2.  1,250 DERs

EXHIBIT B

PERFORMANCE CRITERIA

Performance-Based Grants intended to qualify as "performance based" compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee.  Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

"Performance Criteria" means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i.)	pre-tax income,

ii.)	after-tax income,

iii.)	net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

iv.)	operating income,

v.)	cash flow,

vi.)	earnings per share,

vii.)	return on equity,

viii.)	return on invested capital or assets,

ix.)	cash and/or funds available for distribution,

x.)	appreciation in the fair market value of the Common Stock,

xi.)	return on investment,

xii.)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xiii.)	net earnings growth,

xiv.)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xv.)	related return ratios,

xvi.)	increase in revenues,

xvii.)	the Company's published ranking against its peer group of real estate investment trusts based on total stockholder return,

xviii.)	net earnings,

xix.)	changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock,

xx.)	number of securities sold,

xxi.)
earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period, and

xxii.)
total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles ("GAAP") and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

350 PARK AVENUE, 21ST FLOOR	Electronic Delivery of Future PROXY MATERIALS
NEW YORK, NY 10022
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR the following:						number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors
Nominees

01	Stewart Zimmerman 02 James A. Brodsky 03 Alan L. Gosule

The Board of Directors recommends you vote FOR the following proposal(s):								For	Against	Abstain

2	Approval of MFA's 2010 Equity Compensation Plan which amends and restates MFA's Amended and Restated 2004 Equity Compensation Plan							☐	☐	☐

3	Ratification of the appointment of Ernst & Young LLP as MFA's independent registered public accounting firm for the fiscal year ending December 31, 2010							☐	☐	☐

NOTE: This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting. The undersigned hereby acknowledges receipt of the notice of, and the proxy statement for, the Annual Meeting, the terms of each of which are incorporated by reference, prior to the signing of this proxy or voting by proxy through the use of the Internet website or toll-free number described above, and revokes any prior proxy given with respect to the Annual Meeting.

For address change/comments, mark here.					☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at  www.proxyvote.com .
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

MFA FINANCIAL, INC. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and appoints Stewart Zimmerman, Stephen Blank and/or William Gorin, and each of them or their respective successors, as proxies for the undersigned, with full powers of substitution, to represent the undersigned at the 2010 Annual Meeting of Stockholders (the "Annual Meeting") of MFA Financial, Inc., a Maryland corporation ("MFA"), to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 20, 2010, at 10:00 a.m., New York City time, and at any adjournments or postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

In their discretion as proxies Stewart Zimmerman, Stephen Blank and/or William Gorin, and each of them or their respective successors, are hereby authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR, "FOR" THE APPROVAL OF THE 2010 EQUITY COMPENSATION PLAN AND "FOR" THE RATIFICATION OF MFA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010, EACH AS DESCRIBED IN THE PROXY STATEMENT.  THIS PROXY IS REVOCABLE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on the reverse side)